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               CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY

                                    and

              SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION,
                                  as Trustee




                        ------------------------------

                             INDENTURE OF TRUST

                          dated as of March 1, 1996

                        ------------------------------





                         relating to the issuance of


                                  $66,975,000
               CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY
                         PUBLIC FACILITIES REVENUE BONDS
                                   SERIES 1996





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


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I - DEFINITIONS, NOTICES . . . . . . . . . . . . . . . . . . . . . .  12
     Section 1.1    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .  12
     Section 1.2    NOTICE TO AUTHORITY, CREDIT ENHANCEMENT PROVIDER AND
                    TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . .  23
     Section 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. . . .  23

ARTICLE II - THE BONDS . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Section 2.1    AUTHORIZATION OF BONDS . . . . . . . . . . . . . . . . .  25
     Section 2.2    TERMS OF BONDS . . . . . . . . . . . . . . . . . . . . .  25
     Section 2.3    TERMS OF REDEMPTION. . . . . . . . . . . . . . . . . . .  27
     Section 2.4    USE OF DEPOSITORY. . . . . . . . . . . . . . . . . . . .  27

ARTICLE III - ISSUE OF SERIES 1996 BONDS . . . . . . . . . . . . . . . . . .  30
     Section 3.1    AUTHENTICATION AND DELIVERY OF BONDS . . . . . . . . . .  30
     Section 3.2    APPLICATION OF PROCEEDS OF SERIES 1996 BONDS . . . . . .  30
     Section 3.3    PROJECT FUND . . . . . . . . . . . . . . . . . . . . . .  30
     Section 3.4    CAPITALIZED INTEREST ACCOUNT . . . . . . . . . . . . . .  31
     Section 3.5    [Reserved] . . . . . . . . . . . . . . . . . . . . . . .  31
     Section 3.6    SUBORDINATE INDEBTEDNESS . . . . . . . . . . . . . . . .  31

ARTICLE IV - REVENUES AND CREDIT ENHANCEMENT . . . . . . . . . . . . . . . .  32
     Section 4.1    ESTABLISHMENT OF FUNDS AND ACCOUNTS. . . . . . . . . . .  32
     Section 4.2    CREDIT ENHANCEMENT; SOURCE OF PAYMENT. . . . . . . . . .  32
     Section 4.3    PLEDGE; REVENUE FUND . . . . . . . . . . . . . . . . . .  34
     Section 4.4    ALLOCATION OF REVENUES . . . . . . . . . . . . . . . . .  34
     Section 4.5    APPLICATION OF INTEREST FUND . . . . . . . . . . . . . .  36
     Section 4.6    APPLICATION OF PRINCIPAL FUND. . . . . . . . . . . . . .  36
     Section 4.7    APPLICATION OF REDEMPTION FUND . . . . . . . . . . . . .  38
     Section 4.8    INVESTMENT OF MONEYS IN FUNDS AND ACCOUNTS . . . . . . .  39
     Section 4.9    ESTABLISHMENT AND APPLICATION OF THE REBATE FUND . . . .  39

ARTICLE V - REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE AUTHORITY . . .  41
     Section 5.1    REPRESENTATIONS AND WARRANTIES OF THE AUTHORITY. . . . .  41
     Section 5.2    ACQUISITION OF PROPERTY. . . . . . . . . . . . . . . . .  43
     Section 5.3    AUTHORITY'S TITLE TO PROJECT; DEED OF TRUST. . . . . . .  44
     Section 5.4    INSURANCE. . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 5.5    MISCELLANEOUS COVENANTS. . . . . . . . . . . . . . . . .  47
     Section 5.6    CONSOLIDATION, MERGER, SALE OR TRANSFER UNDER CERTAIN
                    CONDITIONS . . . . . . . . . . . . . . . . . . . . . . .  47
     Section 5.7    REPORTS. . . . . . . . . . . . . . . . . . . . . . . . .  49

                                                                            PAGE
                                                                            ----

     Section 5.8    TAX COVENANTS. . . . . . . . . . . . . . . . . . . . . .  49
     Section 5.9    TRANSFER TO DISTRICT . . . . . . . . . . . . . . . . . .  50

ARTICLE VI - CERTIFICATES AND OPINIONS . . . . . . . . . . . . . . . . . . .  51
     Section 6.1    CONTENT OF CERTIFICATES AND OPINIONS . . . . . . . . . .  51

ARTICLE VII - PROVISIONS CONCERNING THE BONDS. . . . . . . . . . . . . . . .  52
     Section 7.1    EXECUTION OF BONDS . . . . . . . . . . . . . . . . . . .  52
     Section 7.2    TRANSFER OR EXCHANGE OF BONDS. . . . . . . . . . . . . .  52
     Section 7.3    BOND REGISTER. . . . . . . . . . . . . . . . . . . . . .  56
     Section 7.4    TEMPORARY BONDS. . . . . . . . . . . . . . . . . . . . .  56
     Section 7.5    BONDS MUTILATED, LOST, DESTROYED OR STOLEN . . . . . . .  56

ARTICLE VIII - PROVISIONS REGARDING REDEMPTION OF BONDS. . . . . . . . . . .  58
     Section 8.1    SELECTION OF BONDS FOR REDEMPTION. . . . . . . . . . . .  58
     Section 8.2    NOTICE OF REDEMPTION . . . . . . . . . . . . . . . . . .  58
     Section 8.3    EFFECT OF REDEMPTION . . . . . . . . . . . . . . . . . .  59

ARTICLE IX - ADDITIONAL REPRESENTATIONS AND COVENANTS OF THE AUTHORITY . . .  60
     Section 9.1    PAYMENT OF PRINCIPAL AND INTEREST. . . . . . . . . . . .  60
     Section 9.2    ACCOUNTING RECORDS AND REPORTS . . . . . . . . . . . . .  60
     Section 9.3    COMPLIANCE WITH INDENTURE. . . . . . . . . . . . . . . .  60
     Section 9.4    AUTHORIZATION FOR BONDS. . . . . . . . . . . . . . . . .  61
     Section 9.5    OBSERVANCE OF LAWS AND REGULATIONS, ERISA. . . . . . . .  61
     Section 9.6    MAINTENANCE AND REPAIR OF PROJECT. . . . . . . . . . . .  61
     Section 9.7    OTHER LIENS. . . . . . . . . . . . . . . . . . . . . . .  61
     Section 9.8    COMPLIANCE WITH CONTRACTS. . . . . . . . . . . . . . . .  62
     Section 9.9    PROSECUTION AND DEFENSE OF SUITS . . . . . . . . . . . .  62
     Section 9.10   EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . .  62
     Section 9.11   FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . .  64

ARTICLE X - EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . .  65
     Section 10.1   EVENTS OF DEFAULT: ACCELERATION: WAIVER OF DEFAULT . . .  65
     Section 10.2   POWER OF TRUSTEE TO ENTER AND TAKE POSSESSION OF TRUST
                    ESTATE . . . . . . . . . . . . . . . . . . . . . . . . .  67
     Section 10.3   APPLICATION OF MONEYS. . . . . . . . . . . . . . . . . .  68
     Section 10.4   INSTITUTION OF LEGAL PROCEEDINGS BY TRUSTEE. . . . . . .  69
     Section 10.5   POWER OF SALE. . . . . . . . . . . . . . . . . . . . . .  69
     Section 10.6   ACCELERATION UPON EXERCISE OF POWER OF SALE. . . . . . .  70
     Section 10.7   SALE AS ENTIRETY OR IN PARCELS . . . . . . . . . . . . .  70
     Section 10.8   ADJOURNMENTS OF SALE . . . . . . . . . . . . . . . . . .  70
     Section 10.9   TRANSFER TO BUYER AT SALE. . . . . . . . . . . . . . . .  70

                                                                            PAGE
                                                                            ----

     Section 10.10  SALE A BAR AGAINST AUTHORITY . . . . . . . . . . . . . .  71
     Section 10.11  BUYER NOT LIABLE FOR APPLICATION OF PURCHASE MONEY . . .  71
     Section 10.12  APPLICATION OF BONDS TO PURCHASE PRICE . . . . . . . . .  71
     Section 10.13  PURCHASE BY TRUSTEE. . . . . . . . . . . . . . . . . . .  71
     Section 10.14  APPLICATION OF PROCEEDS OF SALE. . . . . . . . . . . . .  71
     Section 10.15  EFFECT OF DELAY OR OMISSION TO PURSUE REMEDY . . . . . .  72
     Section 10.16  REMEDIES CUMULATIVE. . . . . . . . . . . . . . . . . . .  72
     Section 10.17  WAIVER BY AUTHORITY OF BENEFITS OF LAWS FOR PROTECTION
                    OF DEBTORS . . . . . . . . . . . . . . . . . . . . . . .  72
     Section 10.18  COVENANT TO PAY BONDS IN EVENT OF DEFAULT, ETC.. . . . .  72
     Section 10.19  RIGHTS OF TRUSTEE IN RECEIVERSHIP PROCEEDINGS, ETC.. . .  73
     Section 10.20  RIGHTS OF BONDHOLDERS TO CONTROL PROCEEDINGS BY
                    TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . .  74
     Section 10.21  LIMITATION ON BONDHOLDERS' RIGHT TO SUE. . . . . . . . .  74
     Section 10.22  ABSOLUTE OBLIGATION OF AUTHORITY . . . . . . . . . . . .  75
     Section 10.23  WAIVER OF PERSONAL LIABILITY OF INDIVIDUALS. . . . . . .  75
     Section 10.24  CREDIT ENHANCEMENT PROVIDER RIGHTS . . . . . . . . . . .  75
     Section 10.25  CREDIT ENHANCEMENT PROVIDER TO BE SUBROGATED TO RIGHTS
                    OF HOLDERS . . . . . . . . . . . . . . . . . . . . . . .  75

ARTICLE XI - THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     Section 11.1   DUTIES, IMMUNITIES AND LIABILITIES OF TRUSTEE;
                    REPRESENTATIONS AND WARRANTIES OF TRUSTEE. . . . . . . .  76
     Section 11.2   RIGHT OF TRUSTEE TO RELY UPON DOCUMENTS, ETC.. . . . . .  78
     Section 11.3   TRUSTEE NOT RESPONSIBLE FOR RECITALS; REFUSAL TO
                    PERFORM. . . . . . . . . . . . . . . . . . . . . . . . .  78
     Section 11.4   RIGHT OF TRUSTEE TO ACQUIRE BONDS. . . . . . . . . . . .  79
     Section 11.5   MONEYS RECEIVED BY TRUSTEE TO BE HELD IN TRUST . . . . .  79
     Section 11.6   COMPENSATION AND INDEMNIFICATION OF TRUSTEE. . . . . . .  79
     Section 11.7   QUALIFICATIONS OF TRUSTEE. . . . . . . . . . . . . . . .  80
     Section 11.8   RESIGNATION AND REMOVAL OF TRUSTEE AND APPOINTMENT OF
                    SUCCESSOR TRUSTEE. . . . . . . . . . . . . . . . . . . .  80
     Section 11.9   ACCEPTANCE OF TRUST BY SUCCESSOR TRUSTEE . . . . . . . .  81
     Section 11.10  MERGER OR CONSOLIDATION OF TRUSTEE . . . . . . . . . . .  82
     Section 11.11  RECORDS OF TRUSTEE . . . . . . . . . . . . . . . . . . .  82
     Section 11.12  REPORTS BY TRUSTEE TO HOLDERS. . . . . . . . . . . . . .  82
     Section 11.13  TRUSTEE DISCLAIMER . . . . . . . . . . . . . . . . . . .  83
     Section 11.14  APPOINTMENT OF CO-TRUSTEE. . . . . . . . . . . . . . . .  85
     Section 11.15  ELIGIBLE INSTITUTIONS. . . . . . . . . . . . . . . . . .  86

ARTICLE XII - MODIFICATION OF INDENTURE. . . . . . . . . . . . . . . . . . .  87
     Section 12.1   MODIFICATION WITHOUT CONSENT OF BONDHOLDERS. . . . . . .  87
     Section 12.2   MODIFICATION WITH CONSENT OF BONDHOLDERS . . . . . . . .  87
     Section 12.3   EFFECT OF SUPPLEMENTAL INDENTURE . . . . . . . . . . . .  88

                                                                            PAGE
                                                                            ----

     Section 12.4   OPINION OF COUNSEL AS TO SUPPLEMENTAL INDENTURE. . . . .  88
     Section 12.5   NOTATION OF MODIFICATION ON BONDS: PREPARATION OF NEW
                    BONDS. . . . . . . . . . . . . . . . . . . . . . . . . .  89
     Section 12.6   AMENDMENTS TO OPERATING AGREEMENT AND INTERGOVERNMENTAL
                    AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . .  89

ARTICLE XIII - DEFEASANCE. . . . . . . . . . . . . . . . . . . . . . . . . .  90
     Section 13.1   DISCHARGE OF THIS INDENTURE. . . . . . . . . . . . . . .  90
     Section 13.2   DISCHARGE OF LIABILITY ON BONDS. . . . . . . . . . . . .  91
     Section 13.3   PAYMENT OF BONDS AFTER DISCHARGE OF INDENTURE. . . . . .  91
     Section 13.4   RIGHTS OF THE DISTRICT . . . . . . . . . . . . . . . . .  92

ARTICLE XIV - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . .  94
     Section 14.1   SUCCESSORS OF AUTHORITY. . . . . . . . . . . . . . . . .  94
     Section 14.2   LIMITATION OF RIGHTS TO PARTIES AND BONDHOLDERS. . . . .  94
     Section 14.3   WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . .  94
     Section 14.4   DESTRUCTION OF BONDS . . . . . . . . . . . . . . . . . .  94
     Section 14.5   SEVERABILITY OF INVALID PROVISIONS . . . . . . . . . . .  94
     Section 14.6   EVIDENCE OF RIGHTS OF BONDHOLDERS. . . . . . . . . . . .  94
     Section 14.7   CONTINUING DISCLOSURE. . . . . . . . . . . . . . . . . .  95
     Section 14.8   ARTICLE AND SECTION HEADINGS . . . . . . . . . . . . . .  95
     Section 14.9   EXECUTION IN SEVERAL COUNTERPARTS. . . . . . . . . . . .  96
     Section 14.10  TRUST INDENTURE ACT CONTROLS . . . . . . . . . . . . . .  96

     THIS INDENTURE OF TRUST (the "Indenture"), made and entered into as of the first day of March 1996, by and between CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY, a nonprofit corporation organized and existing under and by virtue of the laws of the State of Colorado, having its principal place of business in the County of Douglas in said State (the "Authority"), and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, as trustee, a national banking association organized and existing under and by virtue of the laws of the United States of America, having a corporate trust office in Birmingham, Alabama, and being qualified to accept and administer the trusts hereby created (the "Trustee");

                              W I T N E S S E T H:

     WHEREAS, the Authority is organized under the nonprofit corporation laws of the State of Colorado and its articles of incorporation provide that it is not organized for profit, and no part of the Authority's net earnings, if any, will ever inure to the benefit of any person; and

     WHEREAS, the Authority, in furtherance of the purposes, and as a corporate instrumentality of, Dawson Ridge Metropolitan District No. 5, Douglas County, Colorado (the "District"), is authorized to issue bonds and other obligations payable from revenues of the Authority; and

     WHEREAS, the Authority proposes to acquire, construct, improve and equip on behalf of the District and in furtherance of the best interests of the District and its inhabitants and intended for use in the promotion of public health and public welfare certain public improvements consisting of parks and recreational facilities, together with all necessary incidental and appurtenant properties, facilities, equipment and costs (the "Project"), all located or to be located within or having a substantial connection with the District; and

     WHEREAS, the Authority has determined to issue its Public Facilities Revenue Bonds, Series 1996, in the aggregate principal amount of $66,975,000 (the "Series 1996 Bonds" or the "Bonds") in order to acquire with proceeds thereof real property upon which certain of the Project facilities will be constructed or installed, and certain water rights with respect to the Project (together, the "Property"); and

     WHEREAS, the Authority will execute a Registration Rights Agreement (as herein defined) pursuant to which the Authority will authorize the exchange of Bonds, as therein described. The Bonds initially issued shall be designated as "Series A Bonds," and following such exchange, the Bonds exchanged for Series A Bonds pursuant to the exchange under the Registration Rights Agreement shall be designated as "Series B Bonds" (and together with the Series A Bonds, the "Bonds"); and

     WHEREAS, the Series 1996 Bonds are issued on behalf of the District, and pursuant to a Recreational Facilities Agreement, dated as of the date hereof (the "Recreational Facilities Agreement"), and an Operating Agreement, dated as of the date hereof (the "Operating Agreement"), each between the Authority and the District, the District is entitled, not later than upon discharge of the obligations of the Authority, including the Series 1996 Bonds, to acquire unencumbered fee title to the Property without cost; and

     WHEREAS, it has been determined that the payment of the principal of and interest on the Series 1996 Bonds (i) should be credit enhanced by BFC Guaranty Corp. (the "Credit Enhancement Provider"), pursuant to the Credit Enhancement (as hereafter defined); and (ii) should be secured by the Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases from the Authority for the benefit of the Trustee and the Credit Enhancement Provider, dated as of the date hereof (the "Deed of Trust"); and

     WHEREAS, the Series 1996 Bonds and the form of Trustee's certificate of authentication and registration are to be in substantially the following forms with necessary or appropriate variations, omissions and insertions, as permitted or required by this Indenture:

     [Unless and until it is exchanged in whole or in part for Bonds in definitive form, this Bond may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

     THIS BOND (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS BOND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS BOND IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS BOND AGREES FOR THE BENEFIT OF THE AUTHORITY THAT (A) THIS BOND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE AUTHORITY SO REQUESTS), (2) TO THE AUTHORITY, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR, (4) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS BOND OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.



--------------------

(1) This paragraph should be included only if the Bond is issued in Book-Entry form.

No. R-_________                                                $________________

                 CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY
                         PUBLIC FACILITIES REVENUE BOND
                                   SERIES 1996


INTEREST RATE       MATURITY  DATE      ISSUE DATE          CUSIP
-------------       --------------      ----------          -----


Registered Owner: Cede & Co., Taxpayer Identification Number: 13-2555119 Principal Sum:


     Castle Rock Ranch Public Improvements Authority, a nonprofit corporation organized and existing under and by virtue of the laws of the State of Colorado (the "Authority"), for value received, hereby promises to pay to the Registered Owner specified above or registered assigns, on the Maturity Date specified above, the Principal Sum specified above in lawful money of the United States of America; and to pay interest thereon in like money from the date hereof to the first interest payment date, and thereafter from the interest payment date next preceding the date of authentication of this Bond (unless this Bond is authenticated on an interest payment date, in which event it shall bear interest from such date of authentication, or unless this Bond is authenticated during the period after a Record Date (as hereinafter defined) but before the next interest payment date, in which event this Bond shall bear interest from that next interest payment date or when no interest has been paid on this Bond, in which event this Bond shall bear interest from March 1, 1996) until payment of such principal sum, at the Interest Rate per annum specified above, computed on the basis of a 360-day year of twelve 30-day months, payable semiannually on June 1 and December 1 in each year commencing December 1, 1996. Interest hereon is payable in lawful money of the United States of America by check mailed by first class mail on each interest payment date to the registered owner as of the close of business on the fifteenth day of the calendar month immediately preceding such interest payment date (whether or not the fifteenth day is a business day) (the "Record Date"); provided, however, that any owner of $1,000,000 or more of the principal amount of Bonds (as hereinafter defined) may, at any time prior to a Record Date, give to SouthTrust Bank of Alabama, National Association, as trustee (the "Trustee") in Birmingham, Alabama, written instructions for payment of such interest on each succeeding interest payment date by wire transfer. Interest shall be deemed paid when an interest check is mailed, postage prepaid by first class mail to the holder hereof at the address indicated on the bond register maintained by the Trustee. Any such interest not so timely paid or provided for shall cease to be payable to the person who is the registered owner hereof at the close of business on the Record Date and shall be payable to the person who is the registered owner hereof at the close of business on a special record date
(the "Special Record Date") established for the payment of any such defaulted interest. Notice of the Special Record Date and the date fixed for the payment of defaulted interest shall be given by first-class mail to the registered owner hereof as shown on the registration books on a date selected by the Trustee. The principal hereof and premium, if any, hereon are payable when due upon presentation hereof at the corporate trust office of the Trustee, in Birmingham, Alabama, in lawful money of the United States of America. The holder of this Bond may also be entitled to receive Additional Interest (as defined in the Indenture), subject to the terms and conditions therein described.

     This Bond is one of a duly authorized issue of bonds of the Authority designated as the "Castle Rock Ranch Public Improvements Authority Public Facilities Revenue Bonds, Series 1996" (the "Bonds"), all issued under and equally secured by an Indenture of Trust (the "Indenture"), dated as of March 1, 1996, between the Authority and the Trustee. The Bonds are general obligations of the Authority to the payment of which Revenues (as defined in the Indenture) of the Authority are pledged, and are secured by a Deed of Trust and certain Credit Enhancement, as set forth and defined in the Indenture. Amounts derived under the Credit Enhancement are not available for the payment of, among other things, Additional Interest. Reference is hereby made to the Indenture and all indentures supplemental thereto, the provisions of which are incorporated herein by this reference, for a description of the rights thereunder of the registered owners of the Bonds, of the nature and extent of the security, of the rights, duties and immunities of the Trustee and of the rights and obligations of the Authority thereunder, to all of the provisions of which Indenture the registered owner of this Bond, by acceptance hereof, assents and agrees.

     THIS BOND SHALL NEVER CONSTITUTE THE DEBT OR INDEBTEDNESS OR FISCAL OBLIGATION OF THE STATE OF COLORADO, DOUGLAS COUNTY, COLORADO OR DAWSON RIDGE METROPOLITAN DISTRICT NO. 5 (THE "DISTRICT") WITHIN THE MEANING OF ANY PROVISION OR LIMITATION OF THE COLORADO STATE CONSTITUTION OR STATUTES, AND SHALL NEITHER CONSTITUTE NOR GIVE RISE TO A PECUNIARY LIABILITY OF THE STATE, COUNTY OR DISTRICT OR A CHARGE AGAINST THEIR GENERAL CREDIT OR TAXING POWERS.

     The Indenture contains provisions permitting the Authority and the Trustee, with the consent of the Credit Enhancement Provider (so long as the Credit Enhancement Provider is not in default under the Credit Enhancement) and the holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding, evidenced as in the Indenture provided, to execute Supplemental Indentures adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture; provided, however, that no such Supplemental Indenture shall (1) extend the fixed maturity of this Bond or reduce the rate of interest hereon or extend the time of payment of interest, or reduce the amount of the principal hereof, or reduce any premium payable on the redemption hereof, without the consent of the holder hereof, or (2) reduce the aforesaid percentage of holders of Bonds whose consent is required for the execution of such Supplemental Indentures, or permit the creation of any lien on the Trust Estate prior to or on a parity with the lien of the Indenture or deprive the holders of the Bonds of the lien created by the Indenture upon the Trust Estate, without the consent of the Holders of all Bonds then outstanding who would be adversely affected, and the Credit Enhancement
Provider (as defined in the Indenture).

     The Authority shall have the right, under the circumstances prescribed in the Indenture, to redeem Bonds at the principal amount thereof plus accrued interest to the date of redemption through the application of proceeds of insurance and eminent domain proceedings as provided in the Indenture. The Bonds are also subject to mandatory redemption at the principal amount thereof plus accrued interest to the date of redemption, from amounts provided by the Credit Enhancement, as provided in the Indenture.

     As provided in the Indenture, notice of redemption shall be given by first-class mail, not less than thirty nor more than sixty days prior to the redemption date, to the registered owner of this Bond, but neither failure to mail such notice nor any defect in the notice so mailed shall affect the sufficiency of the proceedings for redemption of Bonds as to which notice is properly given.

     If this Bond is called for redemption and payment is duly provided therefor as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for redemption. In case less than all of the Bonds are to be redeemed, the Bonds shall be redeemed in part as provided in the Indenture.

     If an event of default, as defined in the Indenture, shall occur, the principal of all Bonds may be declared due and payable upon the conditions, in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be rescinded by the holders of at least a majority in aggregate principal amount of the Bonds then outstanding, subject to the rights of the Credit Enhancement Provider.

     This Bond is transferable by the registered owner hereof, in person or by his attorney duly authorized in writing, at the principal corporate trust office of the Trustee, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new fully registered Bond or Bonds, of the same series and maturity and of authorized denomination or denominations, for the same aggregate principal amount will be issued to the transferee in exchange herefor.

     The Authority and the Trustee may treat the registered owner hereof on the Record Date as the absolute owner hereof for the purpose of receiving payments of principal and interest on this Bond, and on any other date for all purposes, and the Authority and the Trustee shall not be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Bond or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the

Indenture or any indenture supplemental thereto, against any incorporator, member, director or officer, as such, past, present or future, of the Authority or of any predecessor or successor corporation, either directly or through the Authority or otherwise, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof expressly waived and released, as provided in the Indenture.

     In addition to the rights provided to Holders of Bonds under the Indenture, Holders of Transfer Restricted Securities (as defined in the Indenture) shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Authority and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     This Bond shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been manually signed by the Trustee.

     IN WITNESS WHEREOF, Castle Rock Ranch Public Improvements Authority has caused this Bond to be executed on its behalf by manual or facsimile signature of its President, attested by manual or facsimile signature of its Secretary, all as of the issue date specified above.


                              CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY



                              By: --------------------------------------------
                                   President
Attest:


---------------------
Secretary


                [Form of Trustee's Certificate of Authentication
                               to Appear on Bonds]

     This is one of the Bonds described in the within-mentioned Indenture and authenticated on the date set forth below.


                                       SOUTHTRUST BANK OF ALABAMA,
                                       NATIONAL ASSOCIATION
                                       as Trustee


Date:                                  By:
     ---------------------                 -----------------------------------
                                           Authorized Signatory

                              [Form of Assignment]

For value received the undersigned do(es) hereby sell, assign and transfer unto ______________________________________________ the within-mentioned Bond and hereby irrevocably constitute and appoint ______________________________ attorney, to transfer the same on the books of the Trustee with full power of substitution in the premises.




                                       ----------------------------------------

Dated:
       -------------------

Note: The signatures to this Assignment must correspond with the name(s) as written on the face of the within Bond in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed:                   Social Security Number, Taxpayer
                                        Identification Number or Other
                                        Identifying  Number of Assignee:


--------------------------             ----------------------------------------


NOTICE: Signature must be
guaranteed by a member firm of
the STAMP, SEMP or MSP signature
guaranty medallion program


                              [End of Form of Bond]
and

     WHEREAS, all acts and proceedings required by law and by the articles of incorporation and bylaws of the Authority, including all action requisite on the part of its directors and officers, necessary to make the Bonds, when executed by the Authority, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Authority, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth, in accordance with its terms, have been done and taken; and the execution and delivery of this Indenture have been in all respects duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of and the interest and premium, if any, on all Series 1996 Bonds issued and outstanding under this Indenture, according to their tenor, and to secure the performance of all obligations of the Authority to the Credit Enhancement Provider and the performance and observance of all the covenants and conditions therein and herein set forth, and to declare the terms and conditions upon and subject to which the Series 1996 Bonds are to be issued and received, and in consideration of the premises and of the purchase and acceptance of the Series 1996 Bonds by the registered owners thereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Authority does hereby grant, bargain, sell, warrant, convey, confirm, assign, transfer in trust, transfer a security interest in, pledge and set over unto the Trustee, and to its successors in the trusts hereby created, all and singular the property of the Authority, real and personal, hereinafter described (said property being herein sometimes referred to as the "Trust Estate"):

          1. All of the Revenues (as defined herein) existing, earned or received by the Authority, including interest or profits from the investment of moneys in any fund pursuant to Section 4.7 hereof and any insurance proceeds received by the Authority as and to the extent provided in Section 5.4 hereof.

          2. All of the real property and improvements thereon and any personal property acquired by the Authority with proceeds of the Bonds in connection therewith, as described in the Deed of Trust, subject to the interests thereon of the Credit Enhancement Provider, as provided in the Deed of Trust.

          3.   All payments made under the Credit Enhancement.

          4. All right, title and interest of the Authority in the Credit Enhancement, the Operating Agreement, the Recreational Facilities Agreement and the Development Agreement (as herein defined) and the Bond Pledge and Security Agreement (as herein defined).

     TO HAVE AND TO HOLD, all and singular, the Trust Estate, including any and all additional property that by virtue of any provision hereof or of any indenture supplemental hereto shall hereafter become subject to this Indenture and to the trusts hereby created, unto the Trustee and its successors in the trusts hereby created forever;

     IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders (as herein defined) from time to time of the Series 1996 Bonds authenticated and delivered hereunder and issued by the Authority and outstanding, and for the enforcement of the payment of the Series 1996 Bonds and of the interest (and any premium) thereon when payable according to their tenor, purport and effect and to secure the performance of and compliance with the covenants and conditions of this Indenture, without preference, priority or distinction as to lien or otherwise of any one Series 1996 Bond over any other Series 1996 Bond by reason of priority in the issue, sale or negotiation thereof, or of any other cause, so that each Series 1996 Bond shall have the same rights, privileges and lien under and by virtue of this Indenture, and so that the principal of and interest (and any premium) on every Series 1996 Bond shall, subject to the terms hereof, be equally and proportionately secured hereby, as if all had been duly issued and sold and negotiated simultaneously with the execution and delivery of this Indenture; and conditioned, however, that if the Authority shall well and truly pay or cause to be paid fully and promptly when due all indebtedness, liabilities, obligations and sums at any time secured hereby, including interest and attorneys' fees, and shall promptly, faithfully and strictly keep, perform and observe or cause to be kept, performed and observed all of its covenants, warranties and agreements contained herein, then and in such event this Indenture shall be and become void and of no further force and effect; otherwise the same shall remain in full force and effect.

     And it is hereby covenanted that the Series 1996 Bonds shall be issued, authenticated and delivered, and that the Trust Estate shall be held by the Trustee, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Authority agrees and covenants with the Trustee and with the Holders from time to time of the Series 1996 Bonds, as follows:

                                    ARTICLE I

                              DEFINITIONS, NOTICES

     Section 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section (and in Article VI hereof) shall, for all purposes of this Indenture and of any indenture supplemental hereto, have the meanings herein specified, the following definitions to be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "ACCOUNTANT" shall mean a person or firm engaged in the practice of accounting who is a nationally recognized certified public accountant acceptable to the Trustee and who is independent of the entity whose accounts are being audited.

     "ACT OF BANKRUPTCY" shall mean the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Authority under any applicable bankruptcy, insolvency or similar law as now or hereafter in effect.

     "ADDITIONAL INTEREST" shall mean additional interest payable to each Holder of Transfer Restricted Securities calculated at the rate of 1% per annum on the principal amount of such Transfer Restricted Securities during the period (prior to the registration of the Bonds) that any Nonregistration exists.

     "AGGREGATE ANNUAL DEBT SERVICE" shall mean Debt Service on all Indebtedness for the twelve-month period ending on the last day of November of each year.

     "AUTHORITY" shall mean Castle Rock Ranch Public Improvements Authority, a corporate instrumentality of the District and a nonprofit corporation organized and existing under and by virtue of the laws of the State of Colorado.

     "AUTHORIZED OFFICER" or "RESPONSIBLE OFFICER" shall mean and include the president of the board of directors, the president, every vice president, every assistant vice president, the cashier, every assistant cashier, every trust officer, and every officer and assistant officer of the Trustee, other than those specifically above mentioned, to whom any corporate trust matter is referred because of his knowledge of, and familiarity with, a particular subject.

     "AVAILABLE MONEYS" shall mean (a) proceeds of the Bonds received contemporaneously with the issuance and sale of the Bonds and held by the Trustee at all times since receipt of such proceeds in a separate and segregated account in which only Available Monies were at any time held, and the proceeds from the investment thereof, (b) monies paid by the Authority to the Trustee which monies shall have been held by the Trustee for at least 126 days prior to the date such monies are to be applied to the payment of principal or interest on the Bonds, provided that no Act of Bankruptcy shall have occurred during such 126 day period, (c) monies drawn under any Credit Enhancement or collateral therefor which are either applied directly to the payment of the principal of or interest on the Bonds or which, if not so applied, are held in a separate and segregated subaccount under the Indenture until so applied, (d) deposits with the Trustee as agent and bailee of proceeds of the issuance of refunding obligations or obligations of the District or the Authority if, in the written opinion of nationally recognized counsel experienced in bankruptcy matters and acceptable to the Trustee, the deposit and use of such proceeds will not constitute a voidable preference under the Bankruptcy Code in the case of bankruptcy of the Authority or the District, (e) any other money the application of which will not, in the written opinion of nationally recognized counsel experienced in bankruptcy matters and acceptable to the Trustee, constitute a voidable preference under the Bankruptcy Code in the case of bankruptcy of the Authority or the District, and (f) investment income derived from the investment of the foregoing types of monies; provided that such proceeds, monies or income shall not be deemed to be Available
Monies or available for payment of the Bonds if, among other things, an injunction, restraining order or stay is in effect preventing such proceeds, monies or income from being applied to make such payment.

     "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as amended.

     "BOND COUNSEL" shall mean any attorney at law or firm of attorneys selected by the Authority, of nationally recognized standing in matters pertaining to the validity of and federal tax exemption of interest on obligations issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state of the United States of America.

     "BOND PLEDGE AND SECURITY AGREEMENT" shall mean that certain Bond Pledge and Security Agreement, dated as of the date hereof, from the Credit Enhancement Provider for the benefit of the Trustee.

     "BONDS" AND "TERM BONDS"

          "BONDS" OR "SERIES 1996 BONDS" shall mean the Authority's $66,975,000 aggregate principal amount of Public Facilities Revenue Bonds, Series 1996.

          "TERM BONDS" shall mean the Series 1996 Bonds maturing on December 1, 2011 and on December 1, 2017.

     "BOOK-ENTRY BONDS" shall mean Bonds that are issued only in book-entry-only form.

     "CAPITALIZED INTEREST ACCOUNT" shall mean the account by such name created by the provisions of Section 4.1 of this Indenture.

     "CERTIFICATE OF THE AUTHORITY" shall mean a certificate signed by the President of the Authority and by the Secretary of the Authority. If and to the extent required by the provisions of Section 6.1, each Certificate of the Authority shall include the statements provided for in Section 6.1 hereof.

     "CERTIFIED RESOLUTION" shall mean a copy of a resolution of the Authority certified by the Secretary or an Assistant Secretary of the Authority to have been duly adopted by the Authority and to be in full force and effect on the date of such certification.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COLLATERAL" shall mean the Series B REMIC Bonds, the payments on such Bonds and any Federal Securities substituted therefor.

     "COLLATERALIZED CREDIT FUND" shall mean the fund by that name created pursuant to Section 4.1 of this Indenture.

     "COLLATERALIZED CREDIT INTEREST ACCOUNT" shall mean the account by that name created pursuant to Section 4.1 of this Indenture.

     "COLLATERALIZED CREDIT PRINCIPAL ACCOUNT" shall mean the account by that name created pursuant to Section 4.1 of this Indenture.

     "CONTINUING DISCLOSURE AGREEMENT" shall mean the Continuing Disclosure Agreement by and between the Authority and the other parties named on the signature pages thereof, dated the date of execution and delivery of the Bonds, as originally executed and as it may be amended form time to time in accordance with the terms thereof.

     "COSTS OF ISSUANCE" shall mean the costs and expenses incurred by the Authority or the District to effect the authorization, preparation, issuance, sale and delivery of the Bonds, including but not limited to any printing costs, rating agency fees, fees and disbursements of Bond Counsel, fees and disbursements of the Authority or the District, fees and expenses of the Authority or the District incurred in connection with issuance of the Bonds, and initial fees and expenses of the Trustee.

     "CREDIT ENHANCEMENT" shall mean that Collateralized Credit Enhancement Agreement, dated as of the date hereof, from the Credit Enhancement Provider for the benefit of the Trustee, together with the Collateral (which shall be pledged and assigned pursuant thereto by the Bond Pledge and Security Agreement).

     "CREDIT ENHANCEMENT PROVIDER" shall mean BFC Guaranty Corp., a Delaware corporation.

     "DEBT SERVICE" shall mean, when used with respect to Indebtedness, as of any date of calculation and with respect to any period the sum of (i) the interest payable on all such Indebtedness during such period (except to the extent that such interest is payable from the proceeds of such Indebtedness set aside for such purpose), and (ii) the principal (or mandatory sinking fund or redemption fund or installment purchase price or lease rental or similar payment or deposit) payments on such Indebtedness required in such period; computed on the assumption that no portion of such Indebtedness shall cease to be outstanding in such period except by reason of the application of such scheduled payments; PROVIDED, HOWEVER, that for purposes of such computation if Indebtedness is secured by a Credit Enhancement, principal payments or deposits with respect to such Indebtedness nominally due in the last Fiscal Year in which such Indebtedness matures may, at the option of the Authority, be treated as if they were due as specified in any loan agreement or reimbursement agreement issued in connection with such Credit Enhancement or pursuant to the repayment provisions of such Credit Enhancement and interest on such Indebtedness after such Fiscal Year shall be assumed to be payable pursuant to the terms of such loan agreement or reimbursement agreement or repayment provisions; and PROVIDED FURTHER that if interest on Indebtedness is payable pursuant to a variable interest rate formula, the interest rate on such Indebtedness for any period when the actual interest rate cannot be yet determined shall be assumed to be equal to the greater of (a) the current interest rate calculated pursuant to the provisions of such agreement, or (b) if available, the weekly average interest rate on such Indebtedness during the preceding thirty-six (36) months preceding the date of calculation or if such Indebtedness has not been outstanding for such 36-month period, such weekly average interest rate on comparable debt (as determined by the Authority), as set forth in a certificate filed with the Trustee and the Authority; and provided further that if interest with respect to such Indebtedness has been capitalized such capitalized interest shall not be taken into account in making any calculation.

     "DEED OF TRUST" shall mean that certain Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases, dated as of the date hereof, from the Authority for the benefit of the Trustee and the Credit Enhancement Provider.

     "DEFINITIVE BONDS" shall mean Bonds that are in the form of Bonds included herein that do not include the information called for by footnote 1.

     "DEPOSITORY" means, with respect to the Book-Entry Bonds, the Person specified in Section 2.4 hereof as the Depository with respect to the Bonds, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "DESIGNATED OFFICE OF THE TRUSTEE" shall mean the corporate trust office of the Trustee in Birmingham, Alabama, which, on the date of the execution of this Indenture, is located at 100 Office Park Drive, P.O. Box 2554 Birmingham, Alabama 35290, Attn: Corporate Trust Department.

     "DEVELOPER" shall mean Douglas County Development Corporation, a Colorado corporation, and its successors and assigns.

     "DEVELOPMENT AGREEMENT" shall mean that certain Development Agreement, dated as of the date hereof, between the Authority and the Developer and other owners of property in the

District or a Related District, and any similar agreement with any owner of property in the District or a Related District.

     "DISTRICT" shall mean the Dawson Ridge Metropolitan District No. 5 as the same is organized and existing under and by virtue of the laws of the State of Colorado now in effect and as hereafter amended.

     "EFFECTIVE DATE" shall mean the effective date of the Registration
Statement.

     "ELIGIBLE ACCOUNTS" shall mean a segregated trust account or accounts maintained with the corporate trust department of an Eligible Institution.

     "ELIGIBLE INSTITUTION" shall mean a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Federal Code of Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity.

     "EVENT OF DEFAULT" shall have the meaning specified in Section 10.1 hereof.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE OFFER" means the offer that may be made by the Authority pursuant to the Registration Rights Agreement to exchange Series A Bonds for Series B Bonds.

     "EXTRA PAYMENTS" shall mean payments with respect to premium, if any, on the Bonds, interest on the Bonds in excess of the pre-default rate thereon, Additional Interest and amounts due solely as a result of acceleration of the Bonds.

     "FEDERAL SECURITIES" shall mean securities of the type described in paragraphs (a), (b) and (c)(v) of the definition of Investment Securities.

     "FINANCIAL NEWSPAPER OR JOURNAL" shall mean THE WALL STREET JOURNAL and THE BOND BUYER, and any other newspaper or journal publishing financial news and selected by the Trustee, whose decision shall be final and conclusive, printed in the English language, circulated in Denver, Colorado and New York, New York and customarily published on each business day.

     "HOLDER" or "BONDHOLDER" or "OWNER" shall mean the person in whose name such Bond shall be registered.

     "INDEBTEDNESS" shall mean any indebtedness or obligation of the Authority which, in accordance with generally accepted accounting principles, is classified as a liability on a balance sheet.

     "INDENTURE" shall mean this Indenture of Trust, as originally executed or as it may from time to time be supplemented, modified or amended by any Supplemental Indenture entered into pursuant to the provisions hereof.

     "INFORMATION SERVICES" shall mean Financial Information, Inc.'s "Daily Called Bond Service," 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302, Attention: Editor; Kenny Information Services' "Called Bond Service," 65 Broadway, 20th Floor, New York, New York 10006; Moody's "Municipal and Government," 99 Church Street, 8th Floor, New York, New York 10007, Attention:
Municipal News Reports; and Standard and Poor's "Called Bond Record," 25 Broadway, 3rd Floor, New York, New York 10004; or to such other addresses and/or such other services providing information with respect to called bonds as the Authority may designate to the Trustee in writing.

     "INTEREST FUND" shall mean the fund by such name created by the provisions of Section 4.1 of this Indenture.

     "INTEREST PAYMENT DATE" shall mean June 1 and December 1 of each year, commencing with respect to the Series 1996 Bonds, on December 1, 1996.

     "INVESTMENT SECURITIES" shall mean, and includes, any of the following investments, to the extent permitted or authorized by applicable law at the time purchased by the Trustee, bearing interest or issued at a discount to the extent permitted by applicable law:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America);

          (b) bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following federal agencies and provided such obligations are backed by the full faith and credit of the United States of America (stripped securities are only permitted if they have been stripped by the agency itself):

               (i) U.S. Export-Import Bank (direct obligations or fully guaranteed certificates of beneficial ownership);

               (ii) Farmers Home Administration (certificates of beneficial ownership);

               (iii) Federal Financing Bank;

               (iv)  General Services Administration participation certificates;

               (v) Government National Mortgage Association ("GNMA") guaranteed mortgage-backed bonds and pass through certificate obligations;

               (vi) U.S. Maritime Administration guaranteed Title XI financing obligations; or

               (vii) U.S. Department of Housing and Urban Development (HUD) project notes, local authority bonds, new communities debentures (U.S. guaranteed) and U.S. public housing notes and bonds -- U.S. government guaranteed public housing notes and bonds;

          (c) bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following non-full faith and credit U.S. government agencies (stripped securities are only permitted if they have been stripped by the agency itself):

               (i)   Federal Home Loan Bank System senior debt obligations;

               (ii) FHLMC senior debt obligations and participation certificates;

               (iii) FNMA mortgage-backed securities and senior debt obligations;

               (iv)  Student Loan Marketing Association senior debt obligations;
          or

               (v)   Resolution Funding Corporation obligations; or

          (d) money market mutual funds rated AAAm or AAAm-G by Standard & Poor's Ratings Services, whose investments are limited to securities of the types listed in (a) through (c) above.

     "LEASE" shall mean that certain U.S. Government Lease for Real Property, dated August 12, 1994, as supplemented by a Supplemental Lease Agreement No. 1, dated January 3, 1996, and Supplemental Lease Agreement No. 2, dated March 25, 1996, between the General Services Administration of the United States of America and Parcel 49C Limited Partnership, a District of Columbia limited partnership, as the same may be further supplemented or amended.

     "MANDATORY SINKING FUND ACCOUNT PAYMENT DATES" shall mean December 1 of each of the years specified in Section 4.4 for the payment of Mandatory Sinking Fund Account Payments.

     "MANDATORY SINKING FUND ACCOUNT PAYMENTS" shall mean the aggregate amounts required by this Indenture or any Supplemental Indenture or indentures to be deposited in Sinking Fund Accounts for the payment of Term Bonds.

     "MASTER TRUST AGREEMENT" shall mean the Trust Indenture, dated as of the date hereof, between BFC Finance Corp. and the Master Trustee.

     "MASTER TRUSTEE" shall mean SouthTrust Bank of Alabama, National Association, a national banking association with its principal corporate trust office located in Birmingham, Alabama, or any successor assignee of payments under the Lease.

     "MAXIMUM AGGREGATE ANNUAL DEBT SERVICE" shall mean Debt Service on all Indebtedness for the twelve month period ending on the last day of November of the year in which such Debt Service is the largest.

     "NET INCOME AVAILABLE FOR DEBT SERVICE" shall mean, with respect to any period, the excess of revenues over operating expenses (before extraordinary items) of the Authority, determined in accordance with generally accepted accounting principles, to which shall be added interest, amortization and depreciation expense and other non-cash charges, each item determined in accordance with generally accepted accounting principles, and excluding (a) any profits or losses on the sale or disposition, not in the ordinary course of business, of investments or fixed or capital assets or resulting from the early extinguishment of debt, (b) gifts, grants, bequests, donations and contributions, to the extent specifically restricted by the donor to a particular purpose inconsistent with their use for the payment of debt service,
(c) the net proceeds of insurance (other than business interruption insurance) and condemnation awards, and (d) amounts deposited to the designated fund (as that term is used in the audited financial statements of the Authority) or a comparable fund or account specified by the Authority.

     "NON-RECOURSE INDEBTEDNESS" shall mean any indebtedness secured by a lien, which is not a general obligation of the Authority and liability for which is effectively limited to the property subject to such lien with no recourse to, or lien upon, directly or indirectly, the Revenues or any other property of the Authority.

     "NONREGISTRATION" shall have the meaning provided in Section 2.2(e) of this Indenture.

     "OPERATING AGREEMENT" shall have the meaning set forth in the recitals hereto.

     "OPINION OF COUNSEL" shall mean a written opinion of counsel (who may be counsel for the Authority) appointed by the Authority. If and to the extent required by the provisions of Section 6.1, each Opinion of Counsel shall include the statements provided for in Section 6.1.

     "OPTIONAL REDEMPTION ACCOUNT" shall mean the special account by that name created pursuant to Section 4.6 hereof.

     "OUTSTANDING" shall (subject to the provisions of Section 14.6 (c)) mean all Bonds theretofore authenticated and delivered by the Trustee under this Indenture except:

          (a) Bonds theretofore cancelled by the Trustee or surrendered to the Trustee for cancellation;

          (b) Bonds for the payment or redemption of which Available Moneys in the necessary amount shall have theretofore been deposited with the Trustee (whether upon or prior to the maturity or the redemption date of such Bonds); provided that, if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article VIII provided or provision satisfactory to the Trustee shall have been made for the giving of such notice; and

          (c) Bonds in lieu of, or in substitution for, which other Bonds shall have been authenticated and delivered by the Trustee pursuant to the terms of
Section 7.5.

     "PERSON" shall mean an individual, a corporation, a limited liability company, a partnership, a trust, an unincorporated organization or a government or any agent or political subdivision thereof.

     "PRINCIPAL FUND" shall mean the fund by such name created by the provisions of this Indenture.

     "PROJECT" shall have the meaning set forth in the recitals hereto.

     "PROJECT FUND" shall mean the fund by such name created by the provisions of this Indenture.

     "PROPERTY" shall have the meaning set forth in the recitals hereto.

     "PUBLIC BODY" shall mean the District.

     "RATING AGENCY" shall mean, on any given date, any nationally recognized rating agency which then has outstanding a credit rating on any of the Bonds (or other obligations to which reference is made herein).

     "REBATE FUND" shall mean the fund by that name established pursuant to
Section 4.1 hereof.

     "REBATE INSTRUCTIONS" shall mean the instructions delivered to the Trustee by the Authority pursuant to the Tax Certificate.

     "REBATE REQUIREMENTS" shall have the meaning set forth in the Tax Certificate.

     "RECORD DATE" shall have the meaning set forth in Section 2.2 hereof.

     "RECREATIONAL FACILITIES AGREEMENT" shall have the meaning set forth in the recitals hereto.

     "REDEMPTION FUND" shall mean the fund by such name created by the provisions of this Indenture.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Indenture, by and between the Authority, the Credit Enhancement Provider and the Underwriter, as such agreement may be amended, modified or supplemented from time to time.

     "REGISTRATION STATEMENT" means the Registration Statement required to be filed with respect to the Bonds and the Credit Enhancement pursuant to the Registration Rights Agreement.

     "REIMBURSEMENT AGREEMENT" shall mean the Reimbursement Agreement, dated as of the date hereof, between the Authority and the Credit Enhancement Provider, as the same may be supplemented or amended from time to time.

     "RELATED DISTRICT" or "RELATED DISTRICTS" shall mean any one or more of the Dawson Ridge Metropolitan Districts Nos. 1-4.

     "REVENUE FUND" shall mean the fund by such name created by the provisions of this Indenture.

     "REVENUE INTEREST ACCOUNT" shall mean the account by that name created pursuant to Section 4.1 of this Indenture.

     "REVENUE PRINCIPAL ACCOUNT" shall mean the account by that name created pursuant to Section 4.1 of this Indenture.

     "REVENUES" shall mean all proceeds, charges, income, rents, receipts, profits, benefits and existing fund balances of the Authority, exclusive of (i) payments for Operation and Maintenance Expenses paid by the District pursuant to the Operating Agreement, (ii) any gifts, grants, bequests, donations and contributions to the extent specifically restricted by the donor to a particular purpose inconsistent with their use for Bond payments, and (iii) any payments received by the Authority pursuant to the Development Agreement.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES DEPOSITORIES" shall mean: The Depository Trust Company, 711 Stewart Avenue, Garden City, New York 11530, Fax (516) 227-4039 or 4190; Midwest Securities Trust

Company, Capital Structures-Call Notification, 440 South LaSalle Street, Chicago, Illinois 60605, Fax (312) 663-2343; Philadelphia Depository Trust Company, Reorganization Division, 1900 Market Street, Philadelphia, Pennsylvania 19103, Attention: Bond Department, Fax (215) 496-5058; or to such other addresses and/or such other securities depositories as the Authority may designate to the Trustee in writing.

     "SERIES A BONDS" shall have the meaning provided in the recitals hereto.

     "SERIES B BONDS" shall have the meaning provided in the recitals hereto.

     "SERIES B REMIC BONDS" shall mean that certain series of obligations designated "BFC Finance Corp. REMIC Lease-Backed Bonds, Series 1996, Federal Lease-Backed Class B."

     "SERIES 1996 BONDS" shall have the meaning provided in the recitals hereto.

     "SINKING FUND ACCOUNTS" shall mean any Sinking Fund Accounts established hereby in the Principal Fund (established pursuant to Section 4.1 hereof) for the payment of Term Bonds.

     "SPECIAL RECORD DATE" shall have the meaning specified in Section 2.2 hereof.

     "SPECIAL REDEMPTION ACCOUNT" shall mean the special account by that name created pursuant to Section 4.7 hereof.

     "SUPPLEMENTAL INDENTURE" shall mean any indenture hereafter duly authorized and entered into between the Authority and the Trustee in accordance with the provisions of this Indenture.

     "TAX CERTIFICATE" shall mean the certificate, dated the date of delivery of the Bonds, executed by the Authority relating to the use of proceeds of the Bonds and the exclusion from federal income taxation of interest on the Bonds.

     "TIA" shall mean the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "TRANSFER RESTRICTED SECURITIES" shall mean the securities that bear or are required to bear the legend set forth in Section 7.2(g) hereof.

     "TRUSTEE" shall mean SouthTrust Bank of Alabama, National Association, a national banking association organized and existing under and by virtue of the laws of the United States of America having a principal corporate trust office in Birmingham, Alabama, or its successor as Trustee hereunder.

     "TRUST ESTATE" shall mean all of the property described in the granting clauses of this Indenture or of any Supplemental Indenture.

     "UNDERWRITER" shall mean Lehman Brothers Inc.

     "WRITTEN CONSENT OF THE AUTHORITY", "WRITTEN ORDER OF THE AUTHORITY", "WRITTEN REQUEST OF THE AUTHORITY", OR "WRITTEN REQUISITION OF THE AUTHORITY" shall mean, respectively, a written consent, order, request or requisition signed by or on behalf of the Authority by its President or by any person (whether or not an officer of the Authority) who is specifically authorized by resolution of the District to sign or execute such a document on its behalf.

     Section 1.2 NOTICE TO AUTHORITY, CREDIT ENHANCEMENT PROVIDER AND TRUSTEE. Any notice to or demand upon the Trustee may be served or presented in writing, and such demand may be made, at the Designated Office of the Trustee. Any notice to or demand upon the Authority may be served or presented in writing, and such demand may be made, at Stanford Place III, Suite 902, 4582 South Ulster Street Parkway, Denver, Colorado 80237, or to the Authority at such other address as may be filed in writing by the Authority with the Trustee. Any notice to the Credit Enhancement Provider shall be given in writing, postage prepaid addressed to BFC Guaranty Corp., 1455 Pennsylvania Avenue, Suite 230, Washington, D.C. 20004, Attention Roger Bailey, or by telecopy to (202) 639-0512, Attention President. Any notice or demand shall be deemed to have been sufficiently given or served for all purposes by being deposited, postage prepaid, in a post office letter box, or otherwise delivered by a method of overnight verifiable delivery, addressed as specified above. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Bonds. The Authority and the Trustee and anyone else shall have the protection of TIA Section 312(c).

     Section 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Bonds;

     "INDENTURE SECURITY HOLDER" means a Holder of a Bond;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" OR "INSTITUTIONAL TRUSTEE" means the Trustee;

     "OBLIGOR" on the Bonds means the Authority and any successor obligor upon the Bonds.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                                   ARTICLE II

                                    THE BONDS

     Section 2.1 AUTHORIZATION OF BONDS. Bonds may be issued hereunder in order to obtain funds to carry out the purposes of the Authority. The Bonds are designated generally as the "Castle Rock Ranch Public Improvements Authority Public Facilities Revenue Bonds." This Indenture constitutes a continuing agreement with the Trustee and Holders of all of the Bonds at any time outstanding to secure the full and final payment of the principal of and premium, if any, and interest on all Bonds which may from time to time be executed and delivered hereunder.

     Section 2.2    TERMS OF BONDS.

          (a) The Bonds issued hereunder are designated as the "Castle Rock Ranch Public Improvements Authority Public Facilities Revenue Bonds, Series 1996." The aggregate principal amount of Series 1996 Bonds which may be issued and outstanding under this Indenture shall not exceed Sixty-Six Million Nine Hundred Seventy-Five Thousand dollars ($66,975,000).

          (b) Interest on the Series 1996 Bonds shall be payable semiannually on June 1 and December 1 in each year, commencing December 1, 1996. Subject to
Section 2.2(e) hereof, the Series 1996 Bonds shall mature on December 1 of each year and bear interest at a rate of interest per annum, computed on the basis of a 360-day year of twelve 30-day months in accordance with the following schedule:

     Maturity (December 1)           Amount                  Rate
     ---------------------           -------                 ----
          1999                     $1,980,000               5.750%
          2000                      2,095,000               5.750%
          2001                      2,215,000               5.750%
          2002                      2,340,000               5.750%
          2003                      2,475,000               5.900%
          2004                      2,620,000               6.000%
          2005                      2,780,000               6.100%
          2006                      2,950,000               5.700%
          2007                      3,115,000               6.300%
          2008                      3,310,000               6.400%
          2009                      3,525,000               6.500%
          2011                      7,750,000               6.375%
          2017                     29,820,000               6.250%

The Series 1996 Bonds will be issued as fully registered Bonds, initially as Book-Entry Bonds, in denominations of one hundred thousand dollars ($100,000) or any multiple of $5,000 in excess thereof, so long as no Bond shall have principal maturing in more than one year.

          (c) Interest on the Series 1996 Bonds is payable in lawful money of the United States of America by check mailed by first class mail on each Interest Payment Date to the registered owner as of the close of business on the 15th day of the calendar month immediately preceding such Interest Payment Date (whether or not a business day) (the "Record Date"); provided, however, that any owner of $1,000,000 or more of the principal amount of the Bonds may, at any time prior to a Record Date, give to the Trustee written instructions for payment of such interest on each succeeding Interest Payment Date by wire transfer. Interest on any Bond shall be deemed paid when an interest check is mailed, postage prepaid by first class mail to the Holder thereof, at the address indicated on the bond register maintained by the Trustee. Any such interest not so timely paid or duly provided for shall cease to be payable to the person who is the Owner thereof on the Record Date and shall be payable to the person who is the Owner thereof at the close of business on a special record date (the "Special Record Date") established for the payment of the defaulted interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the defaulted interest, and notice of the Special Record Date shall be given to the registered owners of the Series 1996 Bonds not less than ten (10) days prior to the Special Record Date by first-class mail to each such Owner as shown on the registration books kept by the Trustee on a date selected by the Trustee. Such notice shall state the date of the Special Record Date and the date fixed for the payment of such defaulted interest. The principal on the Series 1996 Bonds and premium, if any, thereon are payable when due upon presentation thereof at the principal corporate trust office of the Trustee in lawful money of the United States of America.

          (d) The Series 1996 Bonds shall be dated as of March 1, 1996, and shall bear interest from the date thereof to the first Interest Payment Date, and thereafter from the Interest Payment Date next preceding the date of authentication thereof unless such date of authentication is an Interest Payment Date, in which event they shall bear interest from such date of authentication, or unless a Series 1996 Bond is authenticated during the period after a Record Date but before the next Interest Payment Date, in which event the Series 1996 Bonds shall bear interest from that next Interest Payment Date or, if no interest has been paid, in which event the Series 1996 Bonds shall bear interest from March 1, 1996; provided, however, that if, at the time of authentication of any fully registered Series 1996 Bond, interest is in default thereon, such fully registered Series 1996 Bond shall bear interest from the Interest Payment Date to which interest has previously been paid or made available for payment on the outstanding Series 1996 Bonds.

          (e) In addition to interest payable pursuant to Section 2.2(b), the Bonds will bear Additional Interest as provided in this Section 2.2(e). If (i) the Registration Statement is not filed with the SEC on or prior to 270 days after the date of issue of the Bonds, or (ii) the Registration Statement has not been declared effective by the SEC within 360 days after the date of issue of the Bonds, or (iii) the Exchange Offer has not been consummated within 30 business days after the Effective Date (each such event referred to in clauses
(i) through (iii), a "Nonregistration"), the Authority will pay additional interest to each Holder of Transfer Restricted Securities calculated at the rate of 1% per annum on the principal amount of such Transfer Restricted Securities during the period (prior to the registration of the Bonds) that any

Nonregistration exists (such interest being "Additional Interest"). Following registration of the Bonds, the accrual of Additional Interest will cease. Nonregistration is not an Event of Default and will not result in a redemption or acceleration of the Bonds. The Credit Enhancement does not provide for the payment of Additional Interest. The Authority shall notify the Trustee of a Nonregistration and of any termination thereof, and shall notify the Trustee of the registration of the Bonds. The Trustee shall be entitled to rely conclusively on such notices. Notwithstanding any provision of this Indenture to the contrary (i) Additional Interest shall be paid solely from Revenues, to the extent available in the Revenue Interest Account, (ii) no Additional Interest shall be paid while any installment of interest (other than Additional Interest) on or principal of the Bonds shall remain due and payable or any amount is due to the Credit Enhancement Provider under the Reimbursement Agreement, (iii) no acceleration of the Bonds shall occur as the result of nonpayment of Additional Interest, and (iv) neither an event of nonpayment of Additional Interest nor a Nonregistration shall constitute or give rise to an Event of Default hereunder.

     Section 2.3    TERMS OF REDEMPTION.

          (a) MANDATORY SINKING FUND REDEMPTION. The Series 1996 Bonds shall be subject to mandatory sinking fund redemption as provided in Section 4.6 hereof.

          (b) EXTRAORDINARY MANDATORY REDEMPTION. The Bonds are subject to extraordinary mandatory redemption in whole from proceeds of prepayment or liquidation or redemption (other than mandatory sinking fund redemption) of Collateral consisting of Series B REMIC Bonds in accordance with the terms thereof.

          (c) REDEMPTION PROCEDURE. Bonds shall be redeemed in accordance with the procedures set forth in Article VIII hereof.

     Section 2.4 USE OF DEPOSITORY. Except as may be provided by Supplemental Indenture and notwithstanding any provision of the Indenture to the contrary:

          (a) The Bonds shall initially be evidenced by one Bond for each year in which the Bonds mature in denominations equal to the aggregate principal amount of the Bonds maturing in that year. Such Bonds shall be registered in the name of "Cede & Co." as nominee for The Depository Trust Company, the Depository for the Bonds. Registered ownership of the Bonds, or any portions thereof, may not thereafter be transferred except:

               (i) To any successor of The Depository Trust Company or its nominee, or to any substitute Depository designated pursuant to clause (ii) of this subsection (a) ("Substitute Depository"); provided that any successor of The Depository Trust Company or substitute depository shall be qualified under any applicable laws to provide the service proposed to be provided by it;

               (ii) To any substitute Depository not objected to by the Trustee, upon (1) the resignation of The Depository Trust Company or its successor (or any substitute depository or its successor) from its functions as Depository, or (2) a determination by the Authority that The Depository Trust Company or its successor (or any Substitute Depository or its successor) is no longer able to carry out its functions as Depository; provided that any such Substitute Depository shall be qualified under any applicable laws to provide the services proposed to be provided by it; or

               (iii) To any person as provided below, upon (1) the resignation of The Depository Trust Company or its successor (or Substitute Depository or its successor) from its functions as Depository; provided that no Substitute Depository which is not objected to by the Trustee can be obtained, or (2) a determination by the Authority that it is in the best interests of the Authority to remove The Depository Trust Company or its successor (or any Substitute Depository or its successor) from its function as Depository.

          (b) In the case of any transfer pursuant to clause (i) or clause (ii) of subsection 2.4(a) hereof, upon receipt of all Outstanding Bonds by the Trustee, together with a Certificate of the Authority to the Trustee, a single new Bond for each maturity shall be executed and delivered, registered in the name of such successor or such Substitute Depository, or their nominees, as the case may be, all as specified in such Certificate of the Authority. In the case of any transfer pursuant to clause (iii) of subsection 2.4(a) hereof, upon receipt of all Outstanding Bonds by the Trustee together with a Certificate of the Authority to the Trustee, new Bonds shall be executed and delivered in such denominations and registered in the names of such persons as are requested in such Certificate of the Authority; provided the Trustee shall not be required to deliver such new Bonds within a period less than 60 days from the date of receipt of such Certificate of the Authority.

          (c) In the case of partial redemption, cancellation or an advance refunding of any Bonds maturing in a particular year, The Depository Trust Company shall make an appropriate notation on such Bonds indicating the date and amounts of such reduction in principal, in form acceptable to the Trustee.

          (d) The Authority and the Trustee shall be entitled to treat the person in whose name any Bond is registered as the Owner thereof for all purposes of the Indenture and any applicable laws, notwithstanding any notice to the contrary received by the Trustee or the Authority; and the Authority and the Trustee shall have no responsibility for transmitting payments to, communicating with, notifying, or otherwise dealing with any beneficial owners of the Bonds. Neither the Authority nor the Trustee will have any responsibility or obligations, legal or otherwise, to the beneficial owners or to any other party including The Depository Trust Company or its successor (or Substitute Depository or its successor), except for the Owner of any Bond.

          (e) So long as all outstanding Bonds are registered in the name of "Cede & Co." or its registered assign, the Authority and the Trustee shall cooperate with "Cede & Co.", as sole registered Owner, and its registered assigns in effecting payment of the principal, redemption premium, if any, and interest on the Bonds by arranging for payment in such manner that funds for such payments are properly identified and are made immediately available on the date they are due.

                                   ARTICLE III

                           ISSUE OF SERIES 1996 BONDS

     Section 3.1 AUTHENTICATION AND DELIVERY OF BONDS. The Trustee, forthwith upon the execution and delivery of this Indenture, upon the execution and delivery to it by the Authority of the Series 1996 Bonds, as hereinabove provided, and without any further action on the part of the Authority, shall authenticate Series 1996 Bonds in an aggregate principal amount of not exceeding Sixty-Six Million Nine Hundred Seventy-Five Thousand dollars ($66,975,000.00), and shall deliver them to or upon the Written Order of the Authority.

     Section 3.2 APPLICATION OF PROCEEDS OF SERIES 1996 BONDS. The proceeds received by the Authority (net of the underwriter's discount of $1,272,062.50) from the sale of the Series 1996 Bonds shall be deposited in the following funds and accounts:

          (a) accrued interest on the Series 1996 Bonds from their dated date to the date of delivery, shall be deposited in the Capitalized Interest Account of the Interest Fund;

          (b) $7,729,585.70 shall be deposited in the Capitalized Interest Account;

          (c)  $511,866.00 shall be deposited in the Costs of Issuance Account;

          (d) $4,018,500.00 shall be paid to the Credit Enhancement Provider as its fee for the Credit Enhancement; and

          (e) the remainder of the proceeds from the sale of the Series 1996 Bonds ($54,550,000.00) shall be deposited in the Project Fund.

     Section 3.3 PROJECT FUND; COSTS OF ISSUANCE ACCOUNT. The Authority shall establish, maintain and hold a separate fund to be known as the "Project Fund." The proceeds of the Bonds deposited in the Project Fund shall be applied for the purpose of providing funds for the acquisition of the Property and of expenses incident to the Project, including architectural and engineering fees and expenses, tests and inspection, surveys, land acquisition, the fees and expenses of the Trustee, Costs of Issuance and all other expenses in connection with the preparation, issuance and delivery of the Bonds, legal fees and expenses of counsel, and similar expenses.

     Before any expenditure is made from the Project Fund, the Authority shall determine that the entire sum of the expenditures then to be made and of all other expenditures previously made from the Project Fund have been used to finance the acquisition of the Property and expenses incident thereto, all of which property other than land is of a character subject to the allowance for depreciation under Section 167 of the Code.

     When acquisition of the Property shall have been completed, the Authority shall transfer any remaining balance in the Project Fund to the Trustee for deposit into the Redemption Holding Account as provided in Section 4.7 hereof.

     Within the Project Fund, there shall be created the "Costs of Issuance Account" from which account costs of issuance of the Series 1996 Bonds shall be paid. Any moneys remaining in the Costs of Issuance Account on September 29, 1996 shall be transferred by the Authority to the Project Fund.

     Section 3.4 CAPITALIZED INTEREST ACCOUNT. Moneys in the Capitalized Interest Account shall be applied by the Trustee in the amounts necessary to pay interest becoming due and payable on the next ensuing Interest Payment Date of the Series 1996 Bonds then Outstanding (other than Additional Interest and any other interest constituting Extra Payments), until such amount is exhausted.

     Section 3.5    [Reserved]

     Section 3.6 SUBORDINATE INDEBTEDNESS. So long as any of the Bonds remain Outstanding, the Authority will not issue any additional bonds or obligations payable from Revenues or having a lien upon the Trust Estate having priority over, or on a parity with, the Bonds.

     The Authority may incur any Indebtedness secured by a lien or encumbrance which is expressly stated to be junior and subordinate to the lien and encumbrance upon the Revenues created hereunder and to the Deed of Trust except as hereinafter provided. No such subordinate indebtedness shall be secured by the Credit Enhancement or the Collateral. No such subordinate indebtedness shall be issued without the consent of the Credit Enhancement Provider. Subordinate indebtedness will have no rights of acceleration or foreclosure.

                                   ARTICLE IV

                         REVENUES AND CREDIT ENHANCEMENT

     Section 4.1 ESTABLISHMENT OF FUNDS AND ACCOUNTS. The following funds and accounts shall be established by the Trustee pursuant to the provisions of this Indenture:

     (a)  Project Fund; and within the Project Fund, the Costs of Issuance
Account

     (b)  Revenue Fund

     (c)  Collateralized Credit Fund

     (d)  Interest Fund, and within the Interest Fund, the following accounts:

          (i)   Capitalized Interest Account
          (ii)  Collateralized Credit Interest Account
          (iii) Revenue Interest Account

     (e)  Principal Fund, and within the Principal Fund, the following accounts:

          (i)   Collateralized Credit Principal Account
          (ii)  Revenue Principal Account
          (iii) The Sinking Fund Accounts provided for in Section 4.6

     (f) Redemption Fund, and within the Redemption Fund, the following accounts:

          (i)   Special Redemption Account
          (ii)  Redemption Holding Account

     (g)  Rebate Fund

     Section 4.2    CREDIT ENHANCEMENT; SOURCE OF PAYMENT.

     (a) So long as the Credit Enhancement is in effect and no Event of Default exists thereunder, all payments of principal and interest on the Series 1996 Bonds (except for interest for the period prior to March 1, 1998, Additional Interest, other Extra Payments and amounts payable on redemption pursuant to
Section 9.10(c) hereof) shall be made from the proceeds of draws on the Credit Enhancement which shall be deposited directly in the Collateralized Credit Fund. Pursuant to the Bond Pledge and Security Agreement, all payments in regard to the Collateral are to be made directly to the Trustee, and shall be deposited in the Collateralized Credit Fund. To the extent that the amount in the Collateralized Credit Fund is insufficient on any Interest Payment Date to pay interest (other than interest for the period prior to March 1, 1998, Additional Interest, any other interest constituting Extra Payments and interest due as a result of redemption pursuant to Section 9.10(c)) and principal due and payable on the Series 1996 Bonds on such Interest Payment Date (other than amounts payable on redemption pursuant to Section 9.10(c) hereof), the Trustee shall demand that the Credit Enhancement Provider immediately deposit the amount of such deficiency in the Collateralized Credit Fund.

     (b) Monies on deposit in the Collateralized Credit Account shall be applied as follows:

          (i) When due, the amount necessary to pay fees and expenses of the Trustee in an amount not to exceed the amounts on the dates specified in
     Schedule I hereto, shall be transferred to the Trustee.

          (ii) On each Interest Payment Date, the amount required to pay interest due and payable on the Series 1996 Bonds on such Interest Payment Date (other than interest for the period prior to March 1, 1998, Additional Interest and any other interest which is an Extra Payment and interest due as a result of redemption pursuant to Section 2.3(b) or 9.10(c) hereof) shall be transferred to the Collateralized Credit Interest Account where it shall be held separate and apart from any other amounts in the Interest Fund.

          (iii) On each Interest Payment Date, the amount, if any, required to pay principal on the Series 1996 Bonds due and payable on such Interest Payment Date (other than as a result of redemption pursuant to Section 2.3(b) or Section 9.10(c) hereof) shall be transferred to the Collateralized Credit Principal Account, where it shall be held separate and apart from any other amounts in the Principal Fund.

          (iv) On each Interest Payment Date, any amounts received by the Trustee as proceeds of prepayment or liquidation or redemption of the Series B REMIC Bonds held as Collateral shall be transferred by the Trustee to the Special Redemption Account and used to redeem Series 1996 Bonds pursuant to Sections 2.3(b) and 4.7 hereof.

          (v) On each Interest Payment Date, any remaining amount in the Collateralized Credit Fund on such Interest Payment Date shall be paid by the Trustee to the Credit Enhancement Provider, unless the Credit Enhancement Provider is in default with respect to its obligations under the Credit Enhancement Agreement, in which event such amount shall remain in the Collateralized Credit Fund until such default has been cured or otherwise waived by the Trustee.

          (vi) The Trustee shall have the obligation to hold and maintain the Credit Enhancement for the benefit of the owners of Series 1996 Bonds in accordance with its terms. If at any time during the term of the Credit Enhancement any successor Trustee shall be appointed and qualified under this Indenture, the resigning Trustee shall request that the provider of such Credit Enhancement transfer or cause the transfer of the Credit Enhancement and the Collateral to the successor Trustee. If the resigning Trustee fails to make this request, the successor Trustee shall do so before accepting appointment.

     Section 4.3    PLEDGE; REVENUE FUND.

          (a) Subject only to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein and therein, the Authority does hereby pledge, in order to secure the payment of the principal of, premium, if any, and interest on the Bonds in accordance with their terms and the provisions of this Indenture, all of the Revenues and any other amounts (including proceeds of the sale of Bonds) held in any fund or account established pursuant to this Indenture other than the Rebate Fund. Said pledge shall constitute a lien on and security interest in such assets for the payment of the Bonds in accordance with their terms.

          (b) The Authority agrees that, so long as any of the Bonds remain Outstanding, all of the Revenues of the Authority shall be deposited as soon as practicable upon receipt in a fund hereby created and designated as the "Revenue Fund" which the Authority shall establish and maintain hereunder in an account to be held by the Trustee. Subject only to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein, the Authority hereby pledges and, to the extent permitted by law, grants a security interest to the Trustee in the Revenue Fund to secure the payment of the principal of, premium, if any, and interest on the Bonds.

     Section 4.4    ALLOCATION OF REVENUES.

     On or before each Interest Payment Date, the Trustee shall transfer from the Revenue Fund and deposit into the following respective accounts or transfer the respective amount directly, as hereinafter provided, the following amounts, in the following order of priority, the requirements of each such account (including the making up of any deficiencies in any such account resulting from lack of moneys sufficient to make any earlier required deposit) at the time of deposit to be satisfied before any transfer is made to any account subsequent in priority:

          (i) Available Moneys to the Revenue Interest Account, in an amount equal to the aggregate amount of interest becoming due and payable on the next such Interest Payment Date on all Bonds then Outstanding (other than Additional Interest or other interest constituting Excess Payments or interest payable as a result of redemption pursuant to Section 2.3(b) or 9.10(c) hereof) less any amounts to be transferred to the Interest Fund from the Capitalized Interest Account as capitalized interest and less any amounts transferred to the Collateralized Credit Interest Account for the payment of such interest;

          (ii) Available Moneys to the Revenue Principal Account, in an amount equal to the aggregate amount of principal, if any, becoming due and payable on the Outstanding Bonds (including any mandatory sinking fund payments required to be paid into the respective Sinking Fund Accounts for Outstanding Bonds but excluding principal due as a result of redemption pursuant to Section 2.3(b) or 9.10(c) hereof) on the next ensuing Interest Payment Date, less any transfers from the Collateralized Credit Principal Account for the payment of such principal;

          (iii) To the extent that the amounts described in (i) and (ii) above are not transferred to the Revenue Interest Account or the Revenue Principal Account solely because the funds in the Revenue Fund are not Available Moneys, such funds shall be retained in the Revenue Account until
     (A) they are Available Moneys and are used to make the transfers provided for in (i) and (ii) or (B) such transfers are made from another source of Available Moneys. In addition, if no Mandatory Sinking Fund Account Payment is due on such Interest Payment Date, an amount equal to half of the Mandatory Sinking Fund Payment due on the next Interest Payment Date shall be retained in the Revenue Fund.

          (iv) Any remaining amount in the Revenue Fund shall be transferred to the Rebate Fund to the extent required by the Rebate Instructions, to be applied by the Trustee in accordance therewith.

          (v) Any remaining amount in the Revenue Fund shall be transferred to the Credit Enhancement Provider to the extent of an amount equal to amounts drawn under the Credit Enhancement and applied to the payment of principal of or interest on the Bonds, and any other amounts due by the Authority to the Credit Enhancement Provider under the Reimbursement Agreement, together with interest thereon as determined pursuant to the Reimbursement Agreement, to the extent a request for the same has been submitted to the Trustee by the Credit Enhancement Provider or otherwise provided pursuant to the Credit Enhancement, and to the extent not previously reimbursed to the Credit Enhancement Provider by the Trustee from Revenues, unless a default by the Credit Enhancement Provider has occurred and is continuing under the Credit Enhancement, in which event such amount shall remain in the Revenue Fund until such default has been cured or otherwise waived by the Trustee, at which time such amount shall be paid to the Credit Enhancement Provider; provided that until there is an amount in the Revenue Fund sufficient to pay any accrued but unpaid Additional Interest and any Additional Interest first becoming due on the next Interest Payment Date, any Revenue received pursuant to the Development Agreement shall be transferred to the Revenue Interest Account to pay Additional Interest.

          (vi) Any remaining amount in the Revenue Fund shall be transferred to the Revenue Interest Account to the extent necessary for the payment of Additional Interest or any other interest constituting Extra Payments, to be applied to pay such interest in the order in which it accrued.

          (vii) Any remaining amount in the Revenue Fund shall be applied to the extent necessary to pay any other Extra Payments in the order in which such Extra Payments become due and payable.

          (viii) Any remaining amount in the Revenue Fund shall be applied by the Trustee to the extent necessary to pay any Trustee and other fees and expenses then due and payable under this Indenture in the order that such amounts become due and payable.

          (ix) Any moneys remaining in the Revenue Fund after the foregoing transfers may be used by the Authority for any lawful purpose.

     Section 4.5    APPLICATION OF INTEREST FUND.

     All Available Moneys on deposit in the Interest Fund shall be used and withdrawn by the Trustee without the necessity of depositing any amounts in any account of the Interest Fund solely for the purpose of paying the interest on the Bonds as it shall become due and payable; provided that Additional Interest, any other interest constituting Extra Payments, and any interest due as a result of redemption pursuant to Section 2.3(b) and 9.10(c) hereof shall be paid from the sources and in the priorities provided in Section 4.2, 4.3, 4.6 and 9.10(c) hereof.

     Section 4.6    APPLICATION OF PRINCIPAL FUND.

          (a) All Available Moneys on deposit in the Principal Fund shall be used and withdrawn by the Trustee solely for the purposes of paying the principal of the Bonds when due and payable, except that all amounts in the Sinking Fund Accounts shall be used and withdrawn by the Trustee solely to purchase or redeem or pay at maturity the respective Term Bonds, as provided herein, and that principal due as a result of redemption pursuant to Section 2.3(b) and 9.10(c) hereof shall be paid solely from the Redemption Fund.

          (b) The Trustee shall establish and maintain within the Principal Fund a separate account for the Term Bonds of each maturity, designated as the "Sinking Fund Account," inserting therein the maturity (if more than one such account is established) designation of such Bonds. On or before each Interest Payment Date, the Trustee shall transfer Available Moneys deposited in the Principal Fund pursuant to Sections 4.2 and 4.4 for the purpose of making a Mandatory Sinking Fund Account Payment (if such deposit is required in such month) from the Principal Fund to the applicable Sinking Fund Account. With respect to each Sinking Fund Account, on each Mandatory Sinking Fund Account Payment Date established for such Sinking Fund Account, the Trustee shall apply the Mandatory Sinking Fund Account Payment required on that date to the redemption (or payment at maturity, as the case may be) of Term Bonds of the series and maturity for which such Sinking Fund Account was established, upon the notice and in the manner provided in Article VIII; provided that, at any time prior to giving such notice of such redemption, the Trustee upon the Written Order of the Authority shall apply moneys in such Sinking Fund Account to the purchase by the Authority of Term Bonds of such series and maturity at public or private sale, as and when and at such prices (including brokerage and other charges, but excluding accrued interest, which is payable from the Interest Fund) as shall be directed by the Authority, except that the Authority shall not direct the Trustee to apply moneys in the Sinking Fund Account to such purchase if the purchase price (excluding accrued interest) exceeds the Redemption Price that would be payable for such Bonds upon redemption by application of such Mandatory Sinking Fund Account Payment. If, during the twelve-month period immediately preceding said Mandatory Sinking Fund Account Payment

Date, the Trustee upon Written Order of the Authority has purchased Term Bonds of such series and maturity with moneys in such Sinking Fund Account, or, during said period and prior to giving said notice of redemption, the Authority has deposited Term Bonds of such series and maturity with the Trustee, or Term Bonds of such series and maturity were at any time purchased or redeemed by the Trustee from the Redemption Fund and allocable to said Mandatory Sinking Fund Account Payment, such Bonds so purchased or deposited or redeemed shall be applied, to the extent of the full principal amount thereof, to reduce said Mandatory Sinking Fund Account Payment. All Bonds purchased or deposited pursuant to this subsection shall be cancelled and destroyed. Any amounts remaining in a Sinking Fund Account when all of the Term Bonds for which such account was established are no longer outstanding shall be withdrawn by the Trustee and transferred to the Revenue Fund. Subject to a different allocation provided in a Supplemental Indenture for a series of Bonds issued pursuant to such Supplemental Indenture, all Term Bonds purchased from a Sinking Fund Account or deposited by the Authority with the Trustee shall be allocated first to the next succeeding Mandatory Sinking Fund Account Payment for such series and maturity of Bonds, then to such Mandatory Sinking Fund Account Payments for such series and maturity as may be specified by the Authority (or, if the Authority fails to so specify, pro rata to the remaining Mandatory Sinking Fund Account Payments required for such series and maturity of Bonds in proportion to the amount of such Mandatory Sinking Fund Account Payments).

          (c) Subject to the provisions of paragraph (b) above, the Trustee shall establish and maintain within the Principal Fund a separate account for the Series 1996 Term Bonds maturing on December 1, 2011, designated as the "(2011 Maturity) Sinking Fund Account". The Mandatory Sinking Fund Account Payment Dates and the Mandatory Sinking Fund Account Payments for such account shall be as follows:

         Mandatory Sinking Fund Account                Mandatory Sinking
           Payment Date (December 1)                  Fund Account Payment
         ------------------------------               ---------------------
                    2010                                    $3,755,000
                    2011*                                    3,995,000

     *  Final Maturity

          (d) Subject to the provisions of paragraph (b) above, the Trustee shall establish and maintain within the Principal Fund a separate account for the Series 1996 Term Bonds maturing on December 1, 2017, designated as the "(2017 Maturity) Sinking Fund Account". The Mandatory Sinking Fund Account Payment Dates and the Mandatory Sinking Fund Account Payments for such account shall be as follows:

         Mandatory Sinking Fund Account                Mandatory Sinking
           Payment Date (December 1)                  Fund Account Payment
         ------------------------------               --------------------
                    2012                                    $4,250,000
                    2013                                     4,515,000
                    2014                                     4,795,000

                    2015                                     5,095,000
                    2016                                     5,415,000
                    2017*                                    5,750,000

          *  Final Maturity

     Section 4.7 APPLICATION OF REDEMPTION FUND. The Trustee shall establish and maintain the Redemption Fund which the Trustee shall hold in trust, and shall establish therein a separate Redemption Holding Account and a separate Special Redemption Account. The Authority shall deposit in the Special Redemption Account amounts required for redemption of the Bonds pursuant to
Section 2.3(b) hereof. All amounts deposited in the Special Redemption Account shall be used and withdrawn by the Trustee solely for the purpose of redeeming Bonds, in the manner and upon the terms and conditions specified in Section 2.3(b) and Article VIII hereof, at the next succeeding date of redemption for which notice has been given and at the redemption prices then applicable to any redemptions of the Bonds otherwise permitted hereunder; provided that, at any time prior to giving such notice of redemption, the Trustee shall, upon Written Order of the Authority, apply such amounts to the purchase of Bonds by the Authority at public or private sale, as and when and at such prices (including brokerage and other charges, but excluding accrued interest, which is payable from the Interest Fund) as shall be directed by the Authority, except that the Authority shall not direct such purchase if the purchase price (exclusive of accrued interest) exceeds the principal amount of such Bonds. All Term Bonds purchased or redeemed from the Redemption Fund shall be allocated first to the next succeeding Mandatory Sinking Fund Account Payment for such maturity of Bonds, then to such Mandatory Sinking Fund Account Payments for such maturity as may be specified by the Authority (or if the Authority fails to so specify, pro rata to the remaining Mandatory Sinking Fund Account Payments required for such series and maturity of Bonds in proportion to the amount of such Mandatory Sinking Fund Account Payments).

     The moneys deposited in the Redemption Holding Account pursuant to Section
3.3 or Section 9.10 hereof shall be used and applied to the call and redemption of Bonds in authorized denominations to the maximum degree permissible, and at the earliest possible dates at which such Bonds can be redeemed without payment of premium pursuant to this Indenture, or the payment of obligations of the Authority to the Credit Enhancement Provider under the Reimbursement Agreement, unless, in either case, in the opinion of Bond Counsel a different application of such moneys would not cause interest on the Bonds to become includable in gross income for federal income tax purposes or is necessary to assure that interest on the Bonds is not includable in gross income for federal income tax purposes. Notwithstanding Section 4.8, the moneys in the Redemption Holding Account shall be invested by the Trustee, pursuant to a Written Request of the Authority at a yield no higher than the yield on the Outstanding Bonds (unless in the opinion of Bond Counsel investment at a higher yield would not cause interest on the Bonds to become includable in gross income for federal income tax purposes), and all such investment income shall be deposited in the Redemption Holding Account and expended or reinvested as provided above.

     Section 4.8 INVESTMENT OF MONEYS IN FUNDS AND ACCOUNTS. (a) Subject to the provisions of Section 4.9 hereof, all moneys in any of the funds and accounts established pursuant to this Indenture and held by the Trustee shall be invested by the Trustee as directed by the Authority in writing solely in Investment Securities. Investment Securities may be purchased at such prices determined by the Authority. The Authority shall direct such investment so that all Investment Securities shall be acquired subject to the limitations set forth in Section 5.8, the limitations as to maturities hereinafter in this Section set forth and such additional limitations or requirements consistent with the foregoing as may be established by Written Request of the Authority. Absent the direction of the Authority in the manner set forth above, the Trustee shall invest only in Federal Securities. The foregoing provision of this Section 4.8(a) are subject to the limitation that all investments held in any fund or account hereunder shall mature at such times (without reinvestment thereof or of investment income thereon) so as to assure the amounts necessary for the intended purpose of such fund or account.

          (b) All interest, profits and other income received from the investment of moneys in any other fund or account established pursuant to this Indenture shall be credited to the fund or account for the credit of which such investment was acquired, provided that all interest, profits and other revenues from the investment of the Project Fund shall be deposited to the Revenue Fund and used solely for the purposes set forth in Section 4.4(i) through (iv) and shall be applied to such purposes prior to any other revenues.

          (c) The Trustee may act as principal or agent in the making or disposing of any investment and may impose its customary charges therefor. The Trustee may sell at the best price obtainable, or present for redemption, any Investment Securities so purchased whenever it shall be necessary to provide moneys to meet any required payment, transfer, withdrawal or disbursement from the fund or account to which such Investment Security is credited, and the Trustee shall not be liable or responsible for any loss resulting from any investment made in accordance with this Section.

     Section 4.9 ESTABLISHMENT AND APPLICATION OF THE REBATE FUND. (a) The Trustee shall establish and maintain a fund separate from any other fund established and maintained hereunder designated as the Rebate Fund. The Trustee shall maintain in such Rebate Fund such accounts as the Authority determines shall be necessary to comply with the terms and conditions of the Tax Certificate as directed by the Authority. Subject to the transfer provisions provided in paragraph (e) below, all money at any time deposited in the Rebate Fund shall be held by the Trustee in trust, to the extent required to satisfy the Rebate Requirement (as defined in the Tax Certificate), for payment to the federal government of the United States of America and neither the Authority nor the Holder of any Bonds shall have any rights in or claim to such money. All amounts deposited into or on deposit in the Rebate Fund shall be governed by the provisions of this Section, Section 5.8 of this Indenture and the Tax Certificate (which is incorporated herein by reference). The Trustee shall be deemed conclusively to have complied with such provisions if it follows the written directions of the Authority including supplying all necessary information in the manner provided in the Tax Certificate and shall not be required to take any action thereunder in the absence of written directions by the Authority.

          (b) Upon the Authority's written direction, an amount shall be deposited to the Rebate Fund by the Trustee from deposits by the Authority from the Revenue Fund if and to the extent required, so that the balance of the Rebate Fund after such deposit shall equal the Rebate Requirement. Computations of the Rebate Requirement shall be furnished by or on behalf of the Authority in accordance with the Tax Certificate.

          (c) The Trustee shall have no obligation to rebate any amounts required to be rebated pursuant to this Section, other than from moneys held in the Rebate Fund or from other moneys provided to it by the Authority.

          (d) At the written direction of the Authority, the Trustee shall invest all amounts held in the Rebate Fund in Investment Securities as directed by the Authority, subject to the restrictions set forth in the Tax Certificate. Money shall not be transferred from the Rebate Fund except as provided in paragraph (e) below.

          (e) Upon receipt of and in accordance with the Authority's written directions, the Trustee shall remit part or all of the balances in the Rebate Fund to the United States. Subject to Section 5.8, if the Authority so directs, the Trustee will deposit moneys into or transfer moneys out of the Rebate Fund from or into such accounts or funds in accordance with the Authority's written direction. Any moneys remaining in the Rebate Fund after redemption and payment of all of the Bonds and payment and satisfaction of any Rebate Requirement, or provision having been made therefor satisfactory to the Trustee, shall be withdrawn and remitted to the Authority.

          (f) Notwithstanding any other provision of this Indenture, including in particular Article XIII hereof, but subject to subparagraph (g) below, the obligation to remit the Rebate Requirements to the United States and to comply with all other requirements of this Section, Section 5.8 of the Indenture and the Tax Certificate shall survive the defeasance or payment in full of the Bonds.

          (g) Notwithstanding any provision of this Indenture to the contrary, including, without limitation, those in Sections 4.9 and 5.8 hereof, the Trustee shall not be liable or responsible for any calculation or determination which may be required in connection with or for the purpose of complying with Section 148 of the Code or any applicable Treasury regulations, including, without limitation, the calculation of amounts required to be paid to the United States under the provisions of such Section 148 of the Code and the applicable Treasury regulations, the maximum amount which may be invested in "nonpurpose obligations" as defined in the Code and the fair market value of any investments made hereunder, and the sole obligation of the Trustee with respect to investments of funds hereunder shall be to invest the moneys received by the Trustee in Investment Securities pursuant to the instructions of the Authority. The Trustee shall have no responsibility for determining whether or not the investments made pursuant to the direction of the Authority comply with this Indenture or with the Tax Certificate or any other document or agreement or any requirement of law.

                                    ARTICLE V

                         REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF THE AUTHORITY

     Section 5.1 REPRESENTATIONS AND WARRANTIES OF THE AUTHORITY. So long as any of the Bonds remain Outstanding, the Authority makes the following representations and warranties to the Bondholders and the Trustee:

          (a) The Authority is a corporate instrumentality of the District within the meaning of Section 3.041(a) of Revenue Procedure 82-26 and Revenue Ruling 57-128 and within the meaning of Section 11-51-307, Colorado Revised Statutes, as amended, and a nonprofit corporation duly incorporated and in good standing under the laws of the State of Colorado, has full legal right, power and authority to enter into this Indenture and to carry out and consummate all transactions contemplated by this Indenture, and by proper corporate action has duly authorized the execution and delivery of this Indenture.

          (b) The activities and purposes of the Authority are those permitted under the nonprofit corporation law of the State of Colorado and the property to be provided by the Bonds is located within the geographic boundaries of the District or has a substantial connection with the District.

          (c) The Authority is located in the State of Colorado and its articles of incorporation provide that the Authority is not organized for profit.

          (d) The articles of incorporation of the Authority also provide that corporate income will not inure to any private person and the Authority hereby represents and warrants that corporate income will not inure to any private person.

          (e) The Bonds of the Authority shall be issued pursuant to Revenue Procedure 82-26 and will be issued solely on behalf of the District.

          (f) All of the original proceeds and investment proceeds of the Bonds will be used to provide tangible real or personal property or any costs of issuance of the Bonds in accordance with Revenue Procedure 82-26. For purposes of this paragraph, proceeds will be considered to provide tangible real and personal property only if the proceeds are (i) used to finance costs that a taxpayer must charge to the property's capital account, may elect to charge to property's capital account instead of deducting, or may elect to deduct instead of charging to the property's capital account, and (ii) used to fund a reasonably required reserve fund. The foregoing does not apply to a de minimis amount, less than $5,000, that is included in the bond issue solely for the purpose of rounding the dollar amount of the issue. For purposes of this section, "original proceeds" are amounts (after payment of all expenses of issuing the Bonds) received at any time as a result of the sale of the Bonds. For purposes of this section, investment proceeds are amounts (net of administrative costs) that result from the investment of any proceeds of the Bonds, but investment proceeds do not include amounts earned after the date that (1) the construction, reconstruction or acquisition of the Project facilities is completed, or (2) all of the proceeds (less amounts used to fund a reasonably required reserve fund) have been spent on the construction, reconstruction or acquisition of the Project facilities, whichever occurs later.

          (g) The Authority hereby represents and warrants that, at the date of the execution and delivery of this Indenture, a reasonable estimate of the fair market value of the property financed by the Series 1996 Bonds on the latest maturity date of such Series of Bonds will be equal to at least 20% of the original cost of the property financed by such Series of Bonds.

          (h) The Authority hereby represents and warrants that, at the date of the execution and delivery of this Indenture, a reasonable estimate of the remaining useful life of the property financed by such Series of Bonds on the latest maturity date of Bonds will be the longer of one year or 20% of the original estimated useful life of the property financed by such Series of Bonds.

          (i) The officers of the Authority executing this Indenture are, at the date of execution and delivery of this Indenture, duly and properly in office and fully authorized to execute the same.

          (j) This Indenture has been duly authorized, executed and delivered by the Authority, and constitutes the legal, valid, and binding agreement of the Authority, enforceable against the Authority in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by the application of equitable principles if equitable remedies are sought.

          (k) The execution and delivery of this Indenture, the consummation of the transactions herein contemplated and the fulfillment or compliance with the terms and conditions hereof, will not conflict with or constitute a violation or breach of or default (with due notice or the passage of time or both) under the articles of incorporation of the Authority, its bylaws or any indenture, mortgage, deed of trust, agreement, lease, contract or other agreement or instrument to which the Authority is a party or by which it or its properties are otherwise subject or bound, or, to the knowledge of the Authority, at the date of the execution and delivery of this Indenture, any applicable law or administrative rule or regulation, or any applicable court or administrative decree or order, or result in the creation or imposition of any prohibitive lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Authority, which conflict, violation, breach, default, lien, charge or encumbrance might have consequences that would materially and adversely affect the consummation of the transactions contemplated by this Indenture or the financial condition, assets, properties, or operations of the Authority.

          (l) At the date of the execution and delivery of this Indenture, no consent or approval of any trustee or holder of any indebtedness of the Authority, and no consent, permission, authorization, order or license of, or filing or registration with, any governmental authority is necessary in connection with the execution and delivery of this Indenture or the consummation of any transaction herein contemplated, except as have been obtained or made and as are in full force and effect.

          (m) At the date of the execution and delivery of this Indenture, there is no action, suit, proceeding, inquiry or investigation, before or by any court or federal, state, municipal or other governmental authority, pending, or to the knowledge of the Authority after reasonable investigation, threatened against or affecting the Authority or the assets, properties or operations of the Authority which, if determined adversely to the Authority, or its interest, could have a material adverse effect upon the consummation of the transactions contemplated by or the validity of this Indenture, or upon the financial condition, assets, properties or operations of the Authority, and the Authority is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental authority, which default might have consequences that would materially and adversely affect the consummation of the transactions contemplated by this Indenture or the financial condition, assets, properties or operations of the Authority or its properties. All of the tax returns (federal, state and local) required to be filed by or on behalf of the Authority have been filed, and all taxes shown thereon to be due, including interest and penalties, except such, if any, as are being actively contested by the Authority in good faith, have been paid or adequate reserves have been made for the payment thereof, which reserves, if any, are reflected in the financial statements of the Authority.

          (n) No information, exhibit or report furnished to the underwriter or Trustee by the Authority in connection with the negotiation of this Indenture contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (o) The Authority has good right, full power and lawful authority to grant, bargain, sell, warrant, convey, confirm, assign, transfer in trust, transfer a security interest in, pledge and set over the Trust Estate in the manner and form herein provided, and the Authority will forever warrant and defend the title to the same to the Trustee against all claims of all persons whomsoever. The Trustee has a valid exclusive first lien in the Trust Estate, subject to no other prior lien.

     Section 5.2 ACQUISITION OF PROPERTY. The Authority will forthwith acquire and construct the Property and construct the Project thereon in conformity with law and all requirements of all governmental authorities having jurisdiction thereover.

     Section 5.3 AUTHORITY'S TITLE TO PROJECT; DEED OF TRUST. The Authority will not alter, modify or cancel, or agree or consent to alter, modify or cancel, the Deed of Trust except in accordance with the terms thereof.

     Without allowance for any days of grace which may or might exist or be allowed by law or granted pursuant to any terms or conditions of the Deed of Trust, the Authority will in all respects promptly and faithfully keep, perform and comply with all the terms, provisions, covenants, conditions and agreements of the Deed of Trust to be kept, performed and complied with by it. The Authority will not do or permit anything to be done, or omit or refrain from doing anything, in the case where any such act done or permitted to be done, or any such omission of or refraining from action, would or might be a ground for declaring a forfeiture of its fee simple interest in real property comprising any part of the Project. The Authority will promptly deposit with the Trustee (to be held by the Trustee until the title and rights of the Trustee under this Indenture shall be released or reconveyed) any and all documentary evidence received by it showing compliance with the provisions of the Deed of Trust to be performed by the Authority. The Authority, immediately upon its receiving or giving any notice, communication or other document in any way relating to or affecting the Deed of Trust, which may or can in any manner affect the estate of the Authority in or under the Deed of Trust, or any portion of the Trust Estate, will deliver the same, or a copy thereof, to the Trustee. If the Authority fails to take action required by this paragraph the Trustee may (but shall be under no obligation to) take such action and charge the Authority for all costs incurred in connection therewith.

     The Authority will pay or cause to be paid all taxes, assessments and other charges, if any, that may be levied, assessed or charged upon the Project, the Trust Estate, or any part thereof, promptly as and when the same shall become due and payable; and the Authority will, from time to time keep the Trustee advised of such payments, and furnish to the Trustee a certificate on or before March 1 of each year to the effect that the requirements of this Section have been complied with. The Authority will not suffer any part of the Trust Estate hereby conveyed and transferred in trust, or any part thereof, to be sold for any taxes, assessments or other charges whatsoever, or to be forfeited therefor; nor do or permit to be done in, upon or about said Trust Estate, or any part thereof, anything that might in any way weaken, diminish or impair the security intended to be given by this Indenture.

     Section 5.4    INSURANCE.

          (a) The Authority shall, unless otherwise consented to by the Credit Enhancement Provider, maintain or cause to be maintained, at all times while any of the Bonds are outstanding, fire, lightning, and extended coverage insurance, including vandalism and malicious mischief insurance, sprinkler system leakage insurance and boiler explosion insurance, either as a part of comprehensive insurance carried by the Authority or as a part of insurance carried by any contractor under a construction contract, if any, on structures constituting any part of the Project, in an amount equal to one hundred percent of the replacement cost of such structures (except that such earthquake insurance may be subject to a deductible clause of not to exceed ten percent of such replacement cost for any one loss and except that such other insurance may be subject to deductible clauses for any one loss of not to exceed the lesser of the Maximum Aggregate Annual Debt Service and the amount available for that purpose) or, in the alternative, in an amount and in a form sufficient, in the event of total or partial loss, to enable the Authority either to retire all Bonds then outstanding or to restore such structures to the condition existing before such loss. Said extended coverage endorsement shall, as nearly as practicable, cover loss or damage by explosion, windstorm, riot, aircraft, vehicle damage, smoke and such other hazards as are normally covered by such endorsement. The Trustee shall be named as an additional payee of such policies.

     In the event of any damage to or destruction of any part of the Project, caused by the perils covered by such insurance, the Authority, except as hereinafter provided, shall cause the proceeds of such insurance to be utilized for the repair, reconstruction or replacement of the damaged or destroyed portion of the Project, and the Trustee shall hold proceeds separate and apart from all other funds in a special fund it is authorized to establish, to the end that such proceeds shall be applied to the repair, reconstruction or replacement of the Project to at least the same good order, repair and condition as it was in prior to the damage or destruction, insofar as the same may be accomplished by the use of such proceeds. The Trustee shall permit withdrawals of said proceeds from time to time upon receiving the written request of the Authority, stating that the Authority has expended moneys or incurred liabilities in an amount equal to the amount herein requested to be paid over to it for the purpose of repair, reconstruction or replacement, and specifying the items for which such moneys were expended, or such liabilities were incurred. Any balance of said proceeds not required for such repair, reconstruction or replacement shall be treated by the Trustee as Revenues and applied in the manner provided by Section 4.4, subject to the provisions of Section 5.4 hereof.

          (b)  (i)  Except as provided in subparagraph (ii) of this paragraph
     (b) and unless otherwise consented to by the Credit Enhancement Provider, the Authority shall maintain or cause to be maintained, at all times while any of the Bonds are outstanding, public liability insurance, with limits of not less than one million dollars ($1,000,000) for one person and three million dollars ($3,000,000) for more than one person involved in one accident, to protect the Authority and its members, directors, officers, agents and employees and the Trustee from all direct or contingent loss or liability for damages for bodily injury or death occasioned by reason of the Authority's operations, including any use or occupancy of the Project. The Authority shall also maintain or cause to be maintained, so long as any of the Bonds are outstanding, insurance against liability for property damage resulting from any casualty attributable to the Authority's operations, in an amount not less than two hundred thousand dollars ($200,000) for each accident. Such public liability insurance and such property damage insurance may be subject to a deductible clause of not to exceed fifty thousand dollars ($50,000) for any one accident. Such public liability insurance and such property damage insurance may, however, be in the form of a single limit policy in the amount of [three million dollars ($3,000,000)] covering all such risks.

               (ii) The Authority shall have the right, exercisable from time to time, subject to the approval of the Credit Enhancement Provider, to provide other kinds of insurance or methods or plans of protection against risk or loss which shall be in substitution, or partial substitution, for any of the kinds of insurance required to be maintained by the Authority hereunder, providing such other kinds of insurance, plans or methods shall afford reasonable protection to the Authority, its members, directors, officers, agents and employees and the Trustee and Bondholder in light of all circumstances giving consideration to cost, availability and plans or methods of protection adopted by Colorado corporations similar to the Authority. Before another method or plan may be provided by the Authority, there shall be filed with the Trustee a certificate of an actuary, or other qualified person, stating that, in the opinion of the signer, the substitute method or plan of protection is in accordance with the requirements of this Section and, when effective, would afford adequate protection to the Authority, its members, directors, officers, agents and employees and the Trustee against loss and damage from hazards and risks covered thereby. There shall also be filed with the Trustee a Certificate of this Authority setting forth the details of such substitute method or plan.

          (c) The Authority shall maintain or cause to be maintained, at all times while any of the Bonds are outstanding and unless otherwise consented to by the Credit Enhancement Provider, business interruption or use and occupancy insurance on each structure constituting any part of the Project, in an amount not less than the amount of interest accruing on the Bonds during the current fiscal year, for a period of at least one year; in either case insuring against loss of use caused by the perils covered by the insurance required by Section 5.4(a), except that such insurance may be subject to a deductible clause of not to exceed the aggregate total rental payable during the first thirty days of any loss except that such insurance need be maintained as to the peril of earthquake only following completion of construction of each structure and only if such insurance is available at reasonable cost on the open market from reputable insurance companies. Any such insurance policy shall contain a loss payable clause making any loss thereunder payable to the Trustee, as its interest may appear. Any proceeds of such insurance shall be treated as Revenues and applied as provided in Section 4.4, subject to the provisions of Section 5.4 hereof.

          (d) The Authority may purchase, on all or any of the Bonds of any series, insurance assuring the Bondholders that the principal of and interest on the insured Bonds will be paid when due and payable. The purchase of any such insurance shall not constitute a preference or priority of the insured Bonds over any Bonds not so insured, and all Bonds Outstanding, irrespective of the providing of such insurance on some of the Bonds, shall be equally and proportionately secured hereby.

          (e) The Authority shall deliver to the Trustee (i) on the date of delivery of any new insurance policy or any insurance policy renewal, a copy of such new or renewed policy, and (ii) during the month of March in each year a schedule, in such detail as the Trustee in its discretion may request, setting forth the insurance policies then in force pursuant to this Section, the names of the insurers which have issued the policies, the amounts thereof and the property and risks covered thereby. Each such insurance policy shall require that the Trustee shall be given thirty days' notice of any intended cancellation thereof or reduction of the coverage provided thereby. Delivery to the Trustee of the schedule of insurance policies under the provisions of this Section shall not confer responsibility upon the Trustee as to the sufficiency of coverage or amounts of said policies. If so requested in writing by the Trustee, the Authority shall also deliver to the Trustee duplicate originals or certified copies of each insurance policy described in such schedule.

          (f) In the event subordinate indebtedness of the Authority is issued or incurred as provided in Section 3.6 hereof, the Authority shall be authorized to insure such additions and improvements to the Project as are financed with proceeds of such subordinate indebtedness. Proceeds of insurance with respect to loss or damage to such additions and improvements shall be applied first to the repair or replacement of such additions and improvements and shall thereafter be applied to the payment or redemption of such subordinate indebtedness. Proceeds of any business interruption insurance procured with respect to such additions and improvements may be applied by the Authority to the payment of such subordinate indebtedness or the payment of operating expenses with respect to such additions and improvements.

     Section 5.5 MISCELLANEOUS COVENANTS. Unless it receives the consent of the Credit Enhancement Provider, the Authority covenants that, so long as any of the Bonds remain outstanding:

          (a) The Authority will not issue any obligations payable from Revenues or having a lien on the Trust Estate having priority over, or on a parity with, the Series 1996 Bonds;

          (b) Except as provided in Section 3.6 hereof, the Authority will not assume or guarantee, or otherwise obligate itself for or become liable for the payment of, or contingently agree to purchase, any debt of any person other than the Authority; and

          (c) The Authority covenants and agrees that, unless otherwise consented to by the Credit Enhancement Provider, it shall fix, charge and collect, or cause to be fixed, charged and collected, subject to applicable requirements or restrictions imposed by law, such rent rates, fees, or charges for use of the Project which, together with all other anticipated receipts and revenues of the Authority and any other funds available therefor, will be budgeted for the next Fiscal Year to be sufficient to produce Net Income Available for Debt Service equal to at least one and thirty-hundredths (1.30) times Aggregate Annual Debt Service for all Bonds then outstanding for the next Fiscal Year.

     Section 5.6 CONSOLIDATION, MERGER, SALE OR TRANSFER UNDER CERTAIN CONDITIONS. The Authority covenants and agrees that, unless otherwise consented to by the Credit Enhancement Provider, it shall not dissolve, sell, lease or otherwise dispose of all or substantially all of its assets, or consolidate with or merge into another Person or permit one or more other Persons to consolidate with or merge into it; provided, that the Authority may, with the consent of the Credit Enhancement Provider and without violating the covenants contained in this Section, consolidate with or merge into, sell, or lease all or substantially all of its assets to another Person, or permit one or more other Persons to consolidate with or merge into it, if:

          (a) The Trustee shall have received an opinion of Counsel that such actions are permitted by law;

          (b) The surviving, resulting or transferee Person, as the case may be:

               (i) assumes in writing, if such Person is not the Authority, all of the obligations of the Authority under this Indenture and agrees to fulfill and comply with the terms, covenants and conditions hereof; and

               (ii) is not, after such transaction, otherwise in default under any provision of this Indenture; and

          (c) The Trustee shall have received an opinion of Bond Counsel to the effect that such merger, consolidation, sale, lease or other transfer will not cause the interest on the Bonds to be included in gross income for federal income tax purposes under Section 103 of the Code.

     If a merger, consolidation, sale, lease or other transfer is effected, as provided in this Section, the provisions of this Section shall continue in full force and effect, and no further merger, consolidation, sale or transfer shall be effected except in accordance with the provisions of this Section.

     Upon compliance with the foregoing provisions of this Section 5.6, (i) the Authority and such Person shall be considered to be one entity for purposes of this Indenture, (ii) all computations hereunder shall be made on a combined basis for the Authority and such Person, and (iii) no provision hereof shall apply to transactions between the Authority and such Person. No such sale, transfer, consolidation or merger shall relieve the Authority of its obligations hereunder.

     A Person may also agree to become a co-obligor and jointly and severally liable with the Authority (without the necessity of merger, consolidation or transfer of assets) under this Indenture if the foregoing provisions are satisfied. In such event, references in this Indenture to Indebtedness of the Authority shall be considered to refer to the combined Indebtedness of the Authority and such Person and references to the financial condition or results of operation of the Authority shall be considered to refer to the Authority and such Person, and the Authority and such Person shall be considered to be the Authority for all purposes of this Indenture.

     Section 5.7    REPORTS.

          (a) At any time after the Authority files the Registration Statement with respect to the Exchange Offer, the Authority shall file a copy of all information required to be filed with the SEC for public availability (unless the SEC will not accept such a filing) and shall promptly make such information available to all securities analysts and prospective investors upon request.

          (b) For so long as any Transfer Restricted Securities remain outstanding, the Authority and the Credit Enhancement Provider shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Section 5.8    TAX COVENANTS.

          (a) The Authority covenants that it will not take any action, or fail to take any action, if any such action or failure to take action would adversely affect the exclusion from gross income of the interest on the Bonds under
Section 103 of the Code. The Authority will not directly or indirectly use or permit the use of any proceeds of the Bonds or any other funds of the Authority, or take or omit to take any action that would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148(a) of the Code to the extent applicable to the Bonds. To that end, the Authority will comply with all requirements of
Section 148 of the Code to the extent applicable to the Bonds. In the event that at any time the Authority is of the opinion that for purposes of this
Section 5.8 it is necessary to restrict or limit the yield on the investment of any moneys held by the Trustee under this Indenture, the Authority shall so instruct the Trustee in writing, and the Trustee shall take action in accordance with such instructions.

          (b) Without limiting the generality of the foregoing, the Authority agrees that there shall be paid from time to time all amounts required to be rebated to the United States pursuant to Section 148(f) of the Code and any temporary, proposed or final Treasury Regulations as may be applicable to the Bonds from time to time. This covenant shall survive payment in full or defeasance of the Bonds. The Authority specifically covenants to pay or cause to be paid to the United States at the times and in the amounts determined under
Section 4.8 hereof the Rebate Requirements, as described in the Tax Certificate. The Trustee agrees to comply with all instructions of the Authority.

          (c) The Authority shall at all times do and perform all acts and things permitted by law and this Indenture which are necessary or desirable in order to assure that interest paid on the Bonds (or any of them) will be excluded from gross income for federal income tax purposes and shall take no action that would result in such interest not being excluded from gross income for federal income tax purposes.

          (d) Any other obligation issued by the Authority either to make improvements to the Project or to refund the Bonds will be discharged no later than the latest maturity date of the original obligations, regardless of whether the original obligations are callable at an earlier date.

          (e) The Authority will not use or permit the use of the Project by any person in such manner or to such extent as would result in loss of the exclusion from gross income of interest on any of the Bonds under Section 103 of the Code.

          (f) Notwithstanding any provision of this Section 5.8 or Section 4.8 or Article XII hereof, if the Authority shall provide the Trustee an opinion of Bond Counsel to the effect that any action required under this Section 5.8 or
Section 4.8 or Article XII hereof is no longer required, or to the effect that some further action is required, to maintain the exclusion from gross income of the interest on the Bonds pursuant to Section 103 of the Code, the Authority and the Trustee may rely conclusively on such opinion in complying with the provisions hereof, and the covenants hereunder shall be deemed to be modified to that extent.

          (g) The Authority will execute no management contract, lease or similar agreement with respect to the Project unless, in the opinion of Bond Counsel, such agreement shall not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes.

     Section 5.9 TRANSFER TO DISTRICT. Notwithstanding the foregoing, the Authority is expressly authorized to transfer to the District, at any time and without consideration other than the execution by the District of the Operating Agreement, any Project facility not pledged to the payment of the Bonds pursuant to the Deed of Trust, including any property released from the Deed of Trust in accordance with the terms thereof.

                                   ARTICLE VI

                            CERTIFICATES AND OPINIONS

     Section 6.1 CONTENT OF CERTIFICATES AND OPINIONS. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include (a) a statement that the person or persons making or giving such certificate or opinion have read such covenant and condition and the definitions herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of the signers, they have made or caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether, in the opinion of the signers, such condition or covenant has been complied with.

     Any such certificate or opinion made or given by an officer of the Authority may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representation by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous. Any such certificate or opinion made or given by counsel may be based, insofar as it relates to factual matters upon a certificate or opinion of, or representation by, an Authority Representative stating the information with respect to factual matters which is in the possession of the Authority, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

                                   ARTICLE VII

                         PROVISIONS CONCERNING THE BONDS

     Section 7.1 EXECUTION OF BONDS. The Bonds shall be executed on behalf of the Authority in its corporate name with the manual or facsimile signature of its President or any Vice President attested by the manual or facsimile signature of its Secretary or any Assistant Secretary. The Bonds shall then be delivered to the Trustee for authentication by it. In case any of the officers who shall have signed or attested any of the Bonds shall cease to be such officer or officers of the Authority before the Bonds so signed or attested shall have been authenticated or delivered by the Trustee or issued by the Authority, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issue, shall be as binding upon the Authority as though those who signed and attested the same had continued to be such officers of the Authority and also any Bond may be signed and attested on behalf of the Authority by such persons as at the actual date of the execution of such Bond shall be the proper officers of the Authority although at the nominal date of such Bonds any such person shall not have been such officer of the Authority.

     Only such of the Bonds as shall bear thereon a certificate of authentication in the form hereinabove recited, manually executed by the Trustee, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Trustee shall be conclusive evidence that the Bonds so authenticated have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

     Section 7.2    TRANSFER OR EXCHANGE OF BONDS.

          (a) TRANSFER AND EXCHANGE OF DEFINITIVE BONDS. When Definitive Bonds are presented by a Holder to the Trustee with a request: (x) to register the transfer of the Definitive Bonds; or (y) to exchange such Definitive Bonds for an equal principal amount of Definitive Bonds of other authorized denominations, the Trustee shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Definitive Bonds presented or surrendered for register of transfer or exchange:
(i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Trustee duly executed by such Holder or by his attorney, duly authorized in writing; and (ii) in the case of a Definitive Bond that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable: (A) if such Transfer Restricted Security is being delivered to the Trustee by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit A hereto); or
(B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit A hereto); or (C) if such Transfer Restricted

Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit A hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Authority and to the Trustee to the effect that such transfer is in compliance with the Securities Act.

          (b) TRANSFER OF A DEFINITIVE BOND FOR A BENEFICIAL INTEREST IN A BOOK-ENTRY BOND. A Definitive Bond may not be exchanged for a beneficial interest in a Book-Entry Bond unless all Outstanding Bonds are to be, at the option of the Authority, Book-Entry Bonds.

          (c) TRANSFER AND EXCHANGE OF BOOK-ENTRY BONDS. The transfer and exchange of Book-Entry Bonds or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefore which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (d) TRANSFER OF A BENEFICIAL INTEREST IN A BOOK-ENTRY BOND FOR A DEFINITIVE BOND. No Beneficial Interest in a Book-Entry Bond may be transferred for a Definitive Bond unless the Authority shall determine that Bonds will no longer be issued in book-entry only form.

          (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF BOOK-ENTRY BONDS. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 7.2), a Book-Entry Bond may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) AUTHENTICATION OF DEFINITIVE BONDS IN ABSENCE OF DEPOSITORY. If at any time: (i) the Depository for the Bonds notifies the Authority that the Depository is unwilling or unable to continue as Depository for the Book-Entry Bonds and a successor Depository for the Book-Entry Bonds is not appointed by the Authority within 90 days after delivery of such notice; or (ii) the Authority, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Bonds under this Indenture, then the Authority shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 7.1 hereof, authenticate and deliver, Definitive Bonds in an aggregate principal amount equal to the principal amount of the Book-Entry Bonds in exchange for such Book-Entry Bonds.

          (g)  LEGENDS.

               (i)  Except as permitted by the following paragraphs (ii) and
     (iii), each Bond certificate evidencing Book-Entry Bonds and Definitive Bonds (and all Bonds issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

          THIS BOND (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS BOND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS BOND IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
          SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS BOND AGREES FOR THE BENEFIT OF THE AUTHORITY THAT (A) THIS BOND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE AUTHORITY SO REQUESTS), (2) TO THE AUTHORITY, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR, (4) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS BOND OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Book-Entry
     Bond) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act: (A) in the case of any Transfer Restricted Security that is a Definitive Bond, the Trustee shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Bond that does not bear the legend set forth in
     (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and (B) in the case of any Transfer Restricted Security represented by a Book-Entry Bond, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Book-Entry Bond for a Definitive Bond that does not bear the first legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Trustee that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit A hereto).

               (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Authority shall issue and, upon receipt of an authentication order in accordance with Section 7.1 hereof, the Trustee shall authenticate Series B Bonds in exchange for Series A Bonds accepted for exchange in the Exchange Offer, which Series B Bonds shall not bear the legend set forth in (i) above, and no restriction shall apply to the transfer of such Series B Bonds. Series A Bonds which are not exchanged shall continue to be subject to such restriction.

          (h) CANCELLATION AND/OR ADJUSTMENT OF BOOK-ENTRY BONDS. At such time as all beneficial interests in Book-Entry Bonds have been exchanged for Definitive Bonds, redeemed, repurchased or cancelled, all Book-Entry Bonds shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Book-Entry Bond is exchanged for Definitive Bonds, redeemed, repurchased or cancelled, the principal amount of Bonds represented by such Book-Entry Bond shall be reduced accordingly and an endorsement shall be made on such Book-Entry Bond, by the Trustee or at the direction of the Trustee, to reflect such reduction.

          (i)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

               (i) To permit registrations of transfers and exchanges, the Authority shall execute and the Trustee shall authenticate Definitive Bonds and Book-Entry Bonds.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Authority and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer).

               (iii) The Trustee shall not be required to register the transfer of or exchange any Bond selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part.

               (iv) All Definitive Bonds and Book-Entry Bonds issued upon any registration of transfer or exchange of Definitive Bonds or Book-Entry Bonds shall be the valid obligations of the Authority, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Bonds or Book-Entry Bonds surrendered upon such registration of transfer or exchange.

               (v) The Authority shall not be required: (A) to issue, to register the transfer of or to exchange Bonds during a period beginning at the opening of business

     15 days before the day of any selection of Bonds for redemption and ending at the close of business on the day of selection; or (B) to register the transfer of or to exchange any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part; or (C) to register the transfer of or to exchange a Bond between a Record Date and the next succeeding Interest Payment Date.

     Section 7.3 BOND REGISTER. The Trustee will keep or cause to be kept, at the Designated Office of the Trustee, sufficient books for the registration and transfer of the Bonds, which shall at all times during business hours be open to inspection by the Authority and shall otherwise comply with TIA Section 312(a); and, upon presentation for such purpose, the Trustee shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred, on said books, Bonds as hereinabove provided. If the Trustee is at any time not the registrar for the Bonds, the Authority shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Bonds and the Authority shall otherwise comply with TIA Section 312(a).

     Section 7.4 TEMPORARY BONDS. The Bonds may be initially issued in temporary form exchangeable for Definitive Bonds when ready for delivery. The temporary Bonds may be printed, lithographed or typewritten, shall be of such denominations as may be determined by the Authority and may contain such reference to any of the provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Authority and be authenticated by the Trustee upon the same conditions and in substantially the same manner as the Definitive Bonds. If the Authority issues temporary Bonds it will execute and furnish Definitive Bonds without delay upon the request of the purchaser of said Bonds, and thereupon the temporary Bonds shall be surrendered, for cancellation, in exchange therefor at the Designated Office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive fully registered Bonds of authorized denominations, of the same series and maturity or maturities. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as Definitive Bonds authenticated and delivered hereunder.

     Section 7.5 BONDS MUTILATED, LOST, DESTROYED OR STOLEN. If any Bond shall become mutilated, the Authority, at the expense of the owner of said Bond, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of the Bond so mutilated. Every mutilated Bond so surrendered to the Trustee shall be cancelled by it and delivered to, or upon the order of, the Authority, or, at the option of the Trustee, the Trustee shall deliver a certificate with respect to the destruction to the Authority.
If any Bond shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the Authority and the Trustee and, if such evidence be satisfactory to both and indemnity satisfactory to them shall be given, the Authority, at the expense of the owner, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution



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

for the Bond so lost, destroyed or stolen. The Authority may require payment of a sum not exceeding the actual cost of preparing each new Bond issued under this Section and of the expenses which may be incurred by the Authority and the Trustee in the premises. Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Authority whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.












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                                  ARTICLE VIII

                    PROVISIONS REGARDING REDEMPTION OF BONDS

     Section 8.1 SELECTION OF BONDS FOR REDEMPTION. Whenever less than all of the Bonds of any one maturity of any series are called for redemption and such Bonds are redeemable by lot, the Trustee shall select the Bonds of such maturity to be redeemed, from the outstanding Bonds of such maturity, by lot in any manner which the Trustee determines. In the event funds are not sufficient to redeem all Bonds subject to redemption on any date fixed for redemption of Bonds, the Trustee shall redeem Bonds subject to redemption on a pro rata basis, determined based upon the principal amount of Bonds subject to redemption.

     Section 8.2 NOTICE OF REDEMPTION. Notice of redemption shall be given by the Trustee in the manner described in this Section 8.2. Each notice of redemption shall state the redemption date and the place or places of redemption, shall designate the serial numbers of the Bonds to be redeemed by giving the CUSIP numbers and the individual numbers of each Bond or by stating that all Bonds between two stated numbers, both inclusive, have been called for redemption, and shall require that such Bonds be then surrendered and shall also state that the interest on the Bonds in such notice designated for redemption shall cease to accrue from and after such redemption date and that on said date there will become due and payable on each of said Bonds the principal amount thereof to be redeemed, interest accrued thereon to the redemption date and the premium thereon, if any (such premium to be specified).

     Notice of redemption shall be given by first-class mail (i) to the respective registered owners of any Bonds designated for redemption at their addresses appearing on the Bond registration books, and (ii) to one or more of the Information Services at least thirty days but not more than sixty days prior to the redemption date, which notice shall, in addition to setting forth the above information, set forth, in the case of each registered Bond called only in part, the portion of the principal thereof which is to be redeemed; provided that neither failure to mail or any defect in any notice so mailed shall affect the sufficiency of the proceedings for the redemption of Bonds for which proper notice has been given pursuant to clause (i). Notice of redemption shall also be given by telecopy, certified, registered, or overnight mail to the Securities Depositories. Each such notice shall also state that on said date there will become due and payable on each of said Bonds the redemption price thereof or of said specified portion of the principal thereof in the case of a Bond to be redeemed in part only, together with interest accrued thereon to the redemption date, and that from and after such redemption date interest thereon shall cease to accrue, and shall require that such Bonds be then surrendered. Neither the Authority nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Bond or in any redemption notice with respect thereto, and any such redemption notice may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither the Authority nor the Trustee shall be liable for any inaccuracy in such numbers.




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

     Notice of redemption of Bonds shall be given by the Trustee, at the expense of the Authority, for and on behalf of the Authority.

     Section 8.3 EFFECT OF REDEMPTION. Notice of redemption having been duly given as aforesaid, and moneys for payment of the principal amount of the Bonds to be redeemed, the redemption premium, if any, thereon, and interest due and unpaid to the redemption date thereon being held by the Trustee, the Bonds so called for redemption shall, on the redemption date designated in such notice, become due and payable at the redemption price specified in such notice, interest on the Bonds so called for redemption shall cease to accrue, said Bonds shall cease to be entitled to any lien, benefit or security under this Indenture, and the Holders of said Bonds shall have no rights in respect thereof except to receive payment of the principal amount thereof, redemption premium, if any, thereon, and accrued interest thereon to said redemption date.

     All unpaid interest installments for interest which shall have become due and payable on or prior to such date of redemption on registered Bonds so called for redemption shall be paid to the registered owner thereof as provided in
Section 4.7.

     All Bonds redeemed pursuant to the provisions of this Article shall be cancelled upon surrender thereof and delivered to the Authority, subject to
Section 14.4 hereof, or, at the option of the Trustee, the Trustee shall deliver a certificate with respect to the destruction to the Authority.







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

                                   ARTICLE IX

            ADDITIONAL REPRESENTATIONS AND COVENANTS OF THE AUTHORITY

     Section 9.1 PAYMENT OF PRINCIPAL AND INTEREST. The Authority will punctually pay the principal and the interest (and premium, if any) to become due in respect to every Bond issued hereunder at the times and places and in the manner provided herein and in the Bonds according to the true intent and meaning thereof. When and as paid in full, all Bonds shall be delivered to the Trustee, shall forthwith be destroyed and a certificate of destruction shall be delivered to the Authority.

     Section 9.2 ACCOUNTING RECORDS AND REPORTS. The Authority shall keep (or cause to be kept) proper books of record and account in which complete and correct entries shall be made of all transactions relating to the receipts, disbursements, allocation and application of the Revenues, and such books shall be available for inspection by the Trustee and by any Holder of Bonds, or his agent or representative, at reasonable hours and under reasonable conditions. Not more than 120 days after the close of each fiscal year of the Authority (which fiscal year currently ends December 31), the Authority shall furnish, to the Trustee, and to any Bondholder who may so request, a complete financial statement covering receipts, disbursements, allocation and application of Revenues for such fiscal year, and including a balance sheet, and the related statements of revenue and expense, changes in fund balances and changes in financial position for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified as to fairness of presentation, generally accepted accounting principles and consistency by independent public accountants of nationally recognized standing.

     The Authority shall also deliver to the Trustee, without cost, promptly upon the occurrence of any Event of Default, a certificate of the chief financial officer of the Authority setting forth the details thereof and the action which the Authority is taking or proposes to take with respect thereto; and from time to time such additional information regarding the financial position, results of operations, business or prospects of the Authority as the Trustee may reasonably request.

     In no event shall receipt by the Trustee of financial and other reports from the Authority as provided in this Indenture, review of which could lead to the conclusion that an Event of Default exists hereunder, impose upon the Trustee the obligation to review and examine the same, it being understood that all such information shall be received by the Trustee as repository for said information and document with no obligation on the part of the Trustee to review the same.

     Section 9.3 COMPLIANCE WITH INDENTURE. The Authority will not issue, or permit to be issued, any Bonds in any manner other than in accordance with the provisions of this Indenture, and will not suffer or permit any default to occur under this Indenture, but will faithfully observe and perform all the covenants, conditions and requirements hereof.



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

     Section 9.4 AUTHORIZATION FOR BONDS. The Authority hereby represents and warrants that it is duly authorized under the laws of the State of Colorado, and any other applicable provisions of law, to create and issue the Bonds and to execute this Indenture; all corporate action on its part required for the lawful creation and issue of the Bonds and the execution of this Indenture has been duly and effectively taken; and the Bonds, upon the issue thereof, will be valid obligations of the Authority enforceable in accordance with their terms.

     Section 9.5 OBSERVANCE OF LAWS AND REGULATIONS, ERISA. The Authority will well and truly keep, observe and perform all valid and lawful obligations and regulations now or hereafter imposed on it by contract, or prescribed by any law of the United States of America, or of the State of Colorado, or by any officer, board or commission having jurisdiction or control, as a condition of the continued enjoyment of any and every right, privilege or franchise now owned or hereafter acquired by the Authority, including its right to exist and carry on business as a corporation, to the end that such contracts, rights and franchises shall be maintained and preserved, and shall not become abandoned, forfeited or in any manner impaired.

     The Authority will comply with the minimum funding requirements of ERISA with respect to any retirement plan of the Authority that is subject to ERISA.

     Section 9.6 MAINTENANCE AND REPAIR OF PROJECT. The Authority shall construct and maintain or cause to be maintained in good condition and keep in good repair the Project and all buildings, facilities and equipment now or hereafter constituting any part of the Trust Estate, shall maintain the Project as a fully equipped and operational facility, and shall not commit or allow any waste with respect to any of the Trust Estate.

     Section 9.7 OTHER LIENS. The Authority shall keep the Trust Estate and all parts thereof free from judgments, mechanics, and materialmen's liens (except those arising from the construction of the Project) and free from all liens, claims, demands and encumbrances of whatsoever prior nature or character, to the end that the priority of the lien of this Indenture may at all times be maintained and preserved, and free from any claim or liability which, in the judgment of the Trustee (and its determination thereof shall be final), might embarrass or hamper the Authority in conducting its business or operating the Trust Estate, and the Trustee at its option (after first giving the Authority ten days, written notice to comply therewith and failure of the Authority to so comply within said ten-day period) may (but shall not be obligated to) defend against any and all actions or proceedings in which the validity of this Indenture or its priority is or might be questioned, or pay or compromise any claim or demand asserted in any such actions or proceedings; provided, however, that, in defending against such actions or proceedings or in paying or compromising such claims or demands, the Trustee shall not in any event be deemed to have waived or released the Authority from liability for or on account of any of its covenants and warranties contained herein, or from its liability hereunder to defend the validity or priority of this Indenture and the lien hereof and to perform such covenants and warranties.



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

     So long as any Bonds are outstanding, the Authority will not create or suffer to be created any mortgage, pledge, lien or charge upon all or any part of the Trust Estate, the Project or the Revenues, on a senior or parity lien to the lien of this Indenture, except the Deed of Trust and encumbrances permitted thereby, and as expressly permitted by Section 3.6.

     The Authority may incur Non-Recourse Indebtedness without any limitation hereunder.

     Section 9.8 COMPLIANCE WITH CONTRACTS. The Authority shall comply with the terms, covenants and provisions, express or implied, of all contracts for the use of the Trust Estate by the Authority, and all other contracts and agreements affecting or involving the Trust Estate or the business of the Authority.

     Section 9.9 PROSECUTION AND DEFENSE OF SUITS. The Authority shall promptly, upon request of the Trustee or any Bondholder, from time to time take such action as may be necessary or proper to remedy or cure any defect in or cloud upon the title to the Trust Estate or any part thereof, whether now existing or hereafter developing, shall prosecute all such suits, actions and other proceedings as may be appropriate for such purpose and shall indemnify and save the Trustee and every Bondholder harmless from all loss, cost, damage and expense, including attorneys' fees, which they or any of them may incur by reason of any such defect, cloud, suit, action or proceeding.

     The Authority shall defend against every suit, action or proceeding at any time brought against the Trustee or any Bondholder upon any claim arising out of the receipt, application or disbursement of any of the Revenues or involving the rights of the Trustee or any Bondholder under this Indenture; provided, that the Trustee or any Bondholder at its or his election may appear in and defend any such suit, action or proceeding. The Authority shall indemnify and hold harmless the Trustee and the Bondholders against any and all liability claimed or asserted by any person, arising out of such receipt, application or disbursement, and shall indemnify and hold harmless the Bondholders against any attorneys' fees or other expenses which any of them may incur in connection with any litigation to which any of them may become a party by reason of his ownership of Bonds. The Authority shall promptly reimburse any Bondholder in the full amount of any attorneys' fees or other expenses which he may incur in litigation or otherwise in order to enforce his rights under this Indenture or the Bonds, provided that such litigation shall be concluded favorably to such Bondholder's contentions therein. Notwithstanding any contrary provision hereof this covenant shall remain in full force and effect, even though all indebtedness and obligations secured hereby may have been fully paid and satisfied and this Indenture may have been released and discharged, until the Authority shall have been dissolved.

     Section 9.10 EMINENT DOMAIN. If all or any part of the Trust Estate shall be taken by eminent domain proceedings (or sold to a government threatening to exercise the power of eminent domain), the proceeds therefrom shall be deposited with the Trustee in a special fund in trust which it is authorized to establish and shall be applied and disbursed by the Trustee as follows:



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

          (a)  (i)   If the Trustee is furnished with the report specified in
     Section 9.10(a)(iii) to the effect that such eminent domain proceedings have not materially affected the operation of the Project or the ability of the Authority to meet any of its obligations hereunder, and if such report states that such proceeds are not needed for repair or rehabilitation of the Project, the Trustee shall treat such proceeds as Revenues and shall apply such proceeds as provided in Section 4.4, subject to Section 9.10(e) hereof.

               (ii)  If the Trustee is furnished with the report specified in
     Section 9.10(a)(iii) to the effect that such eminent domain proceedings have not materially affected the operation of the Project or the ability of the Authority to meet any of its obligations hereunder, and if such report states that such proceeds are needed for repair or rehabilitation of the Project, the Trustee shall pay to the Authority, or to its order, from said proceeds such amounts as the Authority may expend for such repair or rehabilitation, upon the filing with the Trustee of such Written Requisitions of the Authority, certificates of architects or engineers.

               (iii) In making any such application (including the application mentioned in the following subsection (b)), the Trustee shall be provided, at the expense of the Authority, the report of an independent engineer or other independent professional consultant. Any such application by the Trustee shall be final.

          (b) If less than all of the Project shall have been taken in such eminent domain proceedings, and if the Trustee is furnished a report of an independent engineer concluding that such eminent domain proceedings have materially affected the operation of the Project or the ability of the Authority to meet any of its obligations hereunder, the Trustee shall deposit the proceeds to the Redemption Holding Account as provided in Section 4.6 hereof, subject to
Section 9.10(e) hereof.

          (c) (i) If all of the Project shall have been taken in such eminent domain proceedings and if proceeds from such taking allocable to the Project (after applying Section 9.10(e) hereof), together with any other moneys then available to the Trustee for the purpose, are sufficient to provide for the payment of the entire amount of principal then due or to become due upon the Bonds, together with the interest thereon, so as to enable the Authority to retire all of the Bonds then outstanding by redemption or by payment at maturity, the Trustee shall deposit the proceeds in the Redemption Holding Account and shall apply such proceeds to the payment of such interest and to such retirement.

               (ii) If all of the Project shall have been taken in such eminent domain proceedings and if such proceeds (after applying Section 9.10(e) hereof), together with any other moneys then available to the Trustee for the purpose, are insufficient to provide moneys for the purposes specified in paragraph (i) of this subsection (c), the Trustee shall deposit the proceeds in the Redemption Holding Account.



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

          (d) After all of the Bonds have been retired and the entire amount of principal due or to become due upon the Bonds, together with the interest thereon, have been paid in full, the Trustee shall pay the remainder of such proceeds to the District and the Authority in accordance with their respective interests as directed by the Authority subject to Section 9.10(e) hereof.

          (e) In the event the Authority shall issue or incur subordinate indebtedness as provided in Section 3.6 hereof for the acquisition, construction or completion of improvements or additions to the Project and all or less than all of the Project shall be taken in such eminent domain proceedings, the Authority shall be entitled to allocate proceeds of such eminent domain between the Property and such additions and improvements financed with such subordinate indebtedness on the basis of relative fair market values and apply the proceeds in accordance with such allocation.

     Section 9.11 FURTHER ASSURANCES. Whenever and so often as requested so to do by the Trustee or any Bondholder, the Authority will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things, as may be necessary or reasonably required in order to further and more fully vest in the Trustee and the Bondholders all rights, interest, powers, benefits, privileges and advantages conferred or intended to be conferred upon them by this Indenture.





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

                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

     Section 10.1 EVENTS OF DEFAULT: ACCELERATION: WAIVER OF DEFAULT. Any one or more of the following events shall constitute an Event of Default hereunder:

          (a) Default shall be made in the due or punctual payment (other than Extra Payments prior to the maturity of the Bonds) of the principal of, or premium (if any) on, any Bond when and as the same shall become due and payable, whether at maturity as therein expressed, by proceedings for redemption, by declaration or otherwise;

          (b) Default shall be made in the due and punctual payment (other than Extra Payments prior to the maturity of the Bonds) of any installment of interest on any Bond, when and as such interest installment shall become due and payable;

          (c) There shall occur a breach of any material representation of the Authority herein, or default shall be made by the Authority in the performance or observance of any other of the covenants, agreements or conditions on its part in this Indenture or in the Bonds contained, and such default shall have continued for a period of forty-five (45) days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Authority and the Credit Enhancement Provider by the Trustee, or to the Authority and the Trustee by the Credit Enhancement Provider;

          (d) The Authority shall (1) admit in writing its inability to pay its debts generally as they become due, (2) file a petition in bankruptcy or to take advantage of any insolvency act, (3) make an assignment for the benefit of its creditors, (4) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (5) on a petition in bankruptcy filed against the Authority, be adjudicated a bankrupt;

          (e) The Authority shall file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law of the United States of America or any State thereof;

          (f) A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Authority, a receiver of the Authority, or of the whole or any substantial part of its property, or approving a petition filed against the Authority seeking reorganization of the Authority under the federal bankruptcy laws or any other applicable law of the United States of America or any State thereof, and such order, judgment or decree shall not be vacated or set aside and stayed within sixty (60) days from the date of the entry thereof; or

          (g) Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Authority or of the whole



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

or any substantial part of its property, and such custody or control shall not be terminated or stayed within sixty (60) days from the date of assumption of such custody or control; or

          (h) There is a breach of a covenant or a material representation by the Credit Enhancement Provider under the Credit Enhancement.

     In each and every such case during the continuance of an Event of Default, unless the principal of all the Bonds shall have already become due and payable, the Trustee, by notice in writing to the Authority may, and upon written request of the Credit Enhancement Provider or the Holders of not less than twenty-five per cent (25%) in aggregate principal amount of the Bonds at the time outstanding, shall, declare the principal of all the Bonds then outstanding, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, subject to the further provisions of this Section 10.1, but the Bonds will be accelerated and become due and payable only if Available Moneys sufficient to pay such Bonds shall be deposited with the Trustee on or before the date specified for such acceleration.

     This provision, however, is subject to the condition that if, at any time after the principal of the Bonds shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Authority shall deposit with the Trustee Available Moneys sufficient to pay all principal on the Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, with interest on such overdue installments of principal at the rate or rates of interest required hereunder and the reasonable fees and expenses (including, without limitation, those of its counsel) of the Trustee, and any and all other defaults known to the Trustee (other than in the payment of principal of and interest on the Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall have been made therefor, then, and in every such case, the Trustee, with the consent of the Credit Enhancement Provider and, if the Credit Enhancement Provider has failed to provide payments specified in Section 4.2 hereof, the Holders of at least a majority in aggregate principal amount of the Bonds then outstanding, by written notice to the Authority and the Holders of the Bonds, may rescind and annul such declaration and its consequences and waive such default; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon, provided that no such recision shall require consent of the Credit Enhancement Provider if such rescission occurs following the occurrence and continuance of an event of default by the Credit Enhancement Provider under the Credit Enhancement.

     The foregoing is subject to the limitation that (i) no Event of Default or acceleration shall occur without the consent of the Credit Enhancement Provider while the Credit Enhancement Provider has continued to provide funds sufficient to pay principal of and interest on the Bonds pursuant to Section 4.2 hereof (except for Extra Payments or amounts payable on redemption following occurrence described in Section 9.10(c) hereof) and is otherwise not in breach of a covenant or a material representation by the Credit Enhancement Provider under the Credit

Enhancement, and (ii) neither the consent of the Credit Enhancement Provider nor the deposit of Available Moneys shall be required for acceleration if the Credit Enhancement Provider is continuing to fail to provide such amounts or is otherwise in breach of a covenant or a material representation by the Credit Enhancement Provider under the Credit Enhancement.

     Anything to the contrary set forth in this Indenture notwithstanding, if an Event of Default shall occur hereunder, the District shall have an exclusive option to purchase all properties, equipment or other assets financed by the Bonds and any and all additions to that property, equipment or assets for an amount equal to the unpaid principal amount of all Bonds then outstanding and accrued interest thereon to the date of the Event of Default. The District shall have (a) not less than ninety (90) days from the date it is notified by the Authority of the Event of Default in which to exercise this option, and (b) not less than ninety (90) days from the date the District exercises the option to purchase such property, equipment and assets. Upon an Event of Default the Authority shall immediately notify the Trustee and the District of such an Event of Default and rights to purchase hereunder by telex, telecopy or telephone (confirmed in writing). If the District exercises such an option to purchase, the purchase price paid by the District shall be immediately applied by the Trustee in accordance with Section 10.3 hereof. The Authority shall remain liable to the Holders of the Bonds for any interest accruing thereon following an Event of Default and not paid from such purchase price, if any, paid by the District to the Trustee in accordance with this Section 10.1.

     The Trustee shall not be required to take notice, or be deemed to have notice, of any default or Event of Default under this Indenture, other than an Event of Default under Sections 10.1(a) and (b), unless specifically notified in writing of such default or Event of Default by the Credit Enhancement Provider or by the Holders of not less than twenty-five percent (25%) in aggregate of the Bonds at the time outstanding.

     Notwithstanding the foregoing, no Event of Default shall occur hereunder as a result of any nonpayment of amounts specified in Section 4.9 hereof, if, in the opinion of Bond Counsel, such failure shall not cause interest on the Bonds to become subject to inclusion in gross income for federal income tax purposes.

     Section 10.2 POWER OF TRUSTEE TO ENTER AND TAKE POSSESSION OF TRUST ESTATE. If one or more of the Events of Default shall happen and be continuing, then and in each and every case the Trustee, either personally or by its agents or attorneys, may, in its discretion, and upon the written request of the Credit Enhancement Provider or the Holders of not less than a majority in principal amount of the Bonds then outstanding, and upon being indemnified to its satisfaction, forthwith shall, enter into and upon and take and hold possession of the Trust Estate, and may exclude the Authority and its agents and servants and all other persons or corporations wholly therefrom and may use, manage and control the Trust Estate and conduct the business of the Authority with respect thereto in such manner as in its discretion it shall deem to be to the best advantage of the Credit Enhancement Provider and the Holders of the Bonds.

     In aid of the exercise of the power of entry conferred upon the Trustee under the foregoing provisions of this Section, the Trustee in its discretion and without notice or demand



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

upon the Authority, such notice and demand being hereby expressly waived, shall be entitled to the appointment of a receiver by any court of competent jurisdiction, and such receiver so appointed shall be entitled to exercise all the powers hereby conferred upon the Trustee under the provisions of this
Article in the management and operation of the Trust Estate.

     Section 10.3 APPLICATION OF MONEYS. Upon every such entry the Trustee from time to time, and at the expense of the Trust Estate, may maintain and restore and insure and keep insured the Trust Estate and make all necessary repairs, renewals, replacements, alterations, additions, betterments and improvements, as it may deem judicious. The Trustee in case of such entry shall have the right to manage the Trust Estate and to carry on the business of the Authority with respect thereto and to exercise all the rights and powers of the Authority either in the name of the Authority or otherwise, as the Trustee shall deem best, and shall be entitled to collect, take and receive all earnings, income, rents, issues and profits of the Trust Estate.

     All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after deducting the costs and expenses of collecting or securing the same, and after deducting the expenses of operating the Trust Estate and of conducting the business thereof, and of all repairs, maintenance, renewals, replacements, alterations, additions, betterments and improvements, and all payments or reserves that may be made or set up, in the Trustee's discretion, for taxes, assessments, insurance and prior or other proper charges upon or in connection with the operation of the Trust Estate or any part thereof, as well as just and reasonable compensation for its own services and for the services of counsel, agents and employees by it properly engaged and employed, and after making reimbursement to itself for advances made pursuant to the provisions of this Indenture with interest on all such advances at the prime (or equivalent) rate most recently quoted by the Trustee plus two percent (2%) per annum or, if less, the maximum rate allowed by any applicable usury law, the Trustee shall apply moneys received by it pursuant to this Section as follows:

          FIRST:    In case the principal of none of the Bonds shall have
     become due and remain unpaid, to the payment of interest in default in the order of the accrual thereof, such payments to be made ratably to the persons entitled thereto without discrimination or preference.

          SECOND:   In case the principal of any of the Bonds shall have become due by acceleration or otherwise and remain unpaid, first to the payment of interest in default in the order of the accrual thereof, then to the payment of the principal of all Bonds then due and unpaid, with interest on the overdue principal at the rate or rates of interest borne by the respective Bonds; in each instance such payment to be made ratably to the persons entitled thereto without discrimination or preference.

     Upon the payment in full of all amounts due for such principal or interest, or payable for other purposes, and if the Authority shall not then be in default hereunder, the Trust Estate (except any money required to be held by the Trustee under any other Section of this Indenture) shall be returned to the Credit Enhancement Provider in satisfaction of obligations of the Authority to the Credit Enhancement Provider under the Reimbursement Agreement and the Deed of Trust, including interest thereon as provided in the Reimbursement Agreement, and



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upon certification to the Trustee by the Credit Enhancement Provider that all such obligations (including such interest) have been paid in full, any balance remaining shall be paid to the Authority, its successors or assigns, or to whosoever may be lawfully entitled thereto.

     Section 10.4 INSTITUTION OF LEGAL PROCEEDINGS BY TRUSTEE. If one or more of the Events of Default shall happen and be continuing, the Trustee in its discretion may, and upon the written request of the Credit Enhancement Provider or the Holders of not less than a majority in principal amount of the Bonds then outstanding, and upon being indemnified to its reasonable satisfaction therefor, shall, proceed to protect or enforce its rights or the rights of Credit Enhancement Provider and the Holders of Bonds under this Indenture by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the foreclosure of this Indenture, or for the enforcement of any other appropriate legal or equitable remedy as the Trustee shall deem most effectual in support of any of its rights or duties hereunder; and upon instituting such proceeding, or in order to take possession of the Trust Estate as hereinabove provided, the Trustee shall be entitled as of right to the appointment of a receiver of the Trust Estate, without notice or demand to or upon the Authority, which notice and demand are hereby expressly waived.

     Section 10.5 POWER OF SALE. If one or more of the Events of Default shall happen and be continuing, the Trustee, without entry, personally or by attorney, in its discretion may, and upon the written request of the Credit Enhancement Provider or the Holders of not less than a majority in principal amount of the Bonds then outstanding, and upon being indemnified to its reasonable satisfaction therefore, shall, take any and all action permitted to be taken by it pursuant to the Credit Enhancement and Deed of Trust, and except as otherwise provided in the Deed of Trust with respect to the Project, proceed to sell to the highest and best bidder all and singular the Trust Estate (except any money then held by the Trustee under any provision of this Indenture) and all rights, title, interest, claim and demand therein and thereto of the Authority. Except as otherwise provided in the Deed of Trust and in respect to the Project, such sale shall be made at public auction and at such place or places in the county in which the Trust Estate or a portion thereof is located, and at such time or times and upon such notice as the Trustee may be advised by counsel to be consistent with the laws, if any, applicable thereto, and upon such terms as the Trustee may fix. In connection with any such sale, the Trustee, in its sole discretion, may authorize an appraisal of the Trust Estate to be made by such person or persons as the Trustee may select. Further, the Trustee may reject any and all bids submitted at such sale if, in the opinion of the Trustee, such bids do not represent a fair price for the Trust Estate, and may postpone any sale until such time as the Trustee shall determine. Any person, including the Authority, the Trustee, the Credit Enhancement Provider and any Holder of Bonds, may purchase at any such sale and the Trustee may make a credit bid at any such sale on behalf of the Holders of the Bonds then outstanding in any amount up to but not exceeding the total indebtedness then owed under the Indenture. Notice of any sale pursuant to any provision of this Indenture shall state the time and place when and where the same is to be made, shall contain a brief general description of the property to be sold, shall briefly state the terms of the sale and shall be given by publication or posting or both to the extent and in the manner required by law.



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     Section 10.6   ACCELERATION UPON EXERCISE OF POWER OF SALE.  In the event of any sale of the Trust Estate made under the power of sale hereby granted and conferred, or under or by virtue of judicial proceedings, or of any judgment or decree of foreclosure and sale, the principal of all Bonds, if not previously due, immediately shall become and be due and payable, anything in said Bonds or in this Indenture to the contrary notwithstanding.

     Section 10.7 SALE AS ENTIRETY OR IN PARCELS. Should any such sale be made pursuant to judicial proceedings, such sale shall be made either as an entirety or in such parcels as may be directed by the court, or should such sale be made by the Trustee under the power of sale hereby granted, such sale shall be made either as an entirety or in such parcels as the Trustee in its sole discretion may determine.

     The Public Body shall have a first right and option, in the event of any proposed sale pursuant to judicial proceedings or by the Trustee under the power of sale herein granted, to purchase the Trust Estate at the price sufficient to retire and pay all indebtedness of the Authority then outstanding and secured by this Indenture.

     The Authority, for itself and all persons and corporations hereafter claiming through or under it, or who may at any time hereafter become holders of liens junior to the lien of this Indenture, hereby expressly waives and releases all right to have the properties and rights comprised in the Trust Estate marshaled upon any foreclosure or other enforcement hereof, and the Trustee or any court in which the foreclosure of this Indenture or administration of the trusts hereby created is sought shall have the right as aforesaid to sell the entire property of every description comprised in or subject to the trusts created by this Indenture as a whole in a single parcel as an entirety or in such parcels.

     Section 10.8 ADJOURNMENTS OF SALE. The Trustee from time to time may adjourn any such sale to be made by it by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and without further notice or publication it may make such sale at the time to which the same shall be so adjourned, but in the event of such adjournment or adjournments, sale shall be made within six months from the date of sale fixed in the advertisement, unless notice of sale on some later date shall be given again in the manner provided in Section 10.5.

     Section 10.9 TRANSFER TO BUYER AT SALE. Except as otherwise provided in the Deed of Trust, upon completion of any such sale or sales, the Trustee shall execute and deliver to the accepted buyer or buyers a good and sufficient deed or assignment of the property or properties sold, or shall execute and deliver, in conjunction with the deed or assignment of the court officer conducting such sale, a proper release of such properties. The Trustee is hereby irrevocably appointed the true and lawful attorney of the Authority, in its name and stead to make all necessary deeds and assignments of such properties thus sold; and for that purpose the Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons or corporations with like power, and the Authority hereby ratifies and confirms all that its said attorney or attorneys, or such substitute one or more persons or



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corporations with like power, shall lawfully do by virtue hereof.  Nevertheless, the Authority, if so requested by the Trustee, shall execute and deliver to the buyer or buyers such deeds, assignments, transfers and releases as may be designated in such request.

     In the event of a sale of said Trust Estate, or any part thereof, and the execution of a deed or assignment thereof under these trusts, the recital therein of default, publication of notice of sale, demand that such sale be made, postponement of sale, terms of sale, sale, purchase, payment of purchase money and any other fact affecting the regularity or validity of such sale shall be effectual and conclusive proof of the facts recited therein as against the Authority, its successors and assigns, and all other persons.

     Section 10.10 SALE A BAR AGAINST AUTHORITY. Any such sale shall divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Authority, its successors and assigns of, in and to the property and premises sold, and shall be a perpetual bar, both at law and in equity, against the Authority, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof, from, through or under the Authority, its successors or assigns.

     Section 10.11 BUYER NOT LIABLE FOR APPLICATION OF PURCHASE MONEY. The receipt of the Trustee or of the court officer conducting such sale shall be a sufficient discharge for the purchase money of any buyer of the property or any part thereof, sold as aforesaid, and no buyer or representatives, grantees or assigns of any buyer, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Indenture, or in any manner whatsoever be answerable for any loss, misapplication or non-application of such purchase money or any part thereof or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

     Section 10.12 APPLICATION OF BONDS TO PURCHASE PRICE. In case of any such sale, for the purpose of making settlement or payment for the property purchased, the buyer shall be entitled to turn in or apply toward the payment of the purchase price any Bonds and to be credited therefor, to the extent of the value of or amount which would be payable upon such Bonds upon a distribution among the Holders of Bonds of the net proceeds of such sale, after making the deductions allowable under the terms hereof for the costs and expenses of the sale and otherwise; but such Bonds so applied in payment by the buyer shall be deemed to be paid only to the extent so applied.

     Section 10.13 PURCHASE BY TRUSTEE. At any such sale the Trustee or any Holder of Bonds may bid for and purchase such property and may make payment on account thereof as aforesaid, and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

     Section 10.14 APPLICATION OF PROCEEDS OF SALE. The purchase money, proceeds and avails of any such sale, together with any sums which may then be held by the Trustee or be payable



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to and received by it under any of the provisions of this Indenture as part of the Trust Estate or of the proceeds thereof, shall be applied as provided in Section 10.3 hereof.

     Section 10.15 EFFECT OF DELAY OR OMISSION TO PURSUE REMEDY. No delay or omission of the Trustee, the Credit Enhancement Provider or of any Holder of Bonds to exercise any right or power arising from any Event of Default shall impair any such Event of Default or acquiescence therein; and every power and remedy given by this Article to the Trustee, the Credit Enhancement Provider or to the Holders of Bonds may be exercised from time to time, and as often as shall be deemed expedient. In case the Trustee shall have proceeded to enforce any right under this Indenture by entry, foreclosure or otherwise, and such proceedings shall have been discontinued or abandoned because of waiver or for any other reasons, or shall have been determined adversely to the Trustee, then and in every such case the Authority, the Trustee, the Credit Enhancement Provider, and the Holders of the Bonds, severally and respectively, shall be restored to their former positions and rights hereunder in respect to the Trust Estate; and all remedies, rights and powers of the Authority, the Trustee, the Credit Enhancement Provider and the Holders of the Bonds shall continue as though no such proceedings had been taken.

     Section 10.16 REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to the Trustee, the Credit Enhancement Provider or to any Holder of the Bonds is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder.

     Section 10.17 WAIVER BY AUTHORITY OF BENEFITS OF LAWS FOR PROTECTION OF DEBTORS. The Authority will not, at any time claim, take or insist upon any benefit or advantage from any law now or hereafter in force providing for the valuation or appraisement of the trust property, or any part thereof, prior to any sale thereof to be made pursuant to any provision herein contained, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale, will it claim or exercise any right, under any statute now or hereafter enacted, to redeem the property so sold, or any part thereof; and the Authority hereby expressly waives all benefit and advantage of any such law and covenants that it will not invoke or utilize any such law in order to hinder, delay or impede the execution of any power herein granted and delegated to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 10.18 COVENANT TO PAY BONDS IN EVENT OF DEFAULT, ETC. The Authority covenants that, upon the happening of any Event of Default, the Authority will pay to the Trustee, upon demand, for the benefit of the Holders of the Bonds, the whole amount then due and payable thereon (by declaration or otherwise) for interest or for principal, or both, as the case may be, and all other sums which may be due hereunder or secured hereby (with interest on overdue principal at the rate or rates of interest borne by the respective Bonds), including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder. In case the Authority shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be



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entitled to institute proceedings or file a claim in any proceedings at law or in equity or in bankruptcy in any court of competent jurisdiction to recover judgment for the whole amount due and unpaid, together with costs and reasonable attorneys' fees. The Trustee shall be entitled to file a claim and to recover judgment as aforesaid, either before or after or during the pendency of any trustee's sale proceedings or any proceedings for the enforcement of the lien of this Indenture upon the Trust Estate, and the right of the Trustee to file such a claim or to recover such judgment shall not be affected by any entry or sale, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or for the foreclosure of the lien hereof; and, in case of a sale of the Trust Estate, or any portion thereof, and of the application of the proceeds of sale to the payment of said indebtedness, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon the Bonds then outstanding, for the benefit of the Holders thereof, and shall be entitled to recover judgment for any portion of said indebtedness remaining unpaid, with interest. No recovery of any judgment upon property subject to the lien of this Indenture or upon any other property shall in any manner or to any extent affect or impair the lien of this Indenture upon the Trust Estate or any part thereof or any rights, powers or remedies of the Credit Enhancement Provider or the Holders of the Bonds, but such lien rights, powers and remedies shall continue unaffected and unimpaired as before. Any moneys collected by the Trustee upon any such judgment shall be applied by it in accordance with the provisions of Section 10.14 so far as the same may be applicable.

     Notwithstanding the foregoing provisions of this Section, the powers hereby granted to the Trustee are strictly subject to the limitation that if by the commencement of any action at law to recover judgment for any amount due and unpaid hereunder or upon the Bonds or by the exercise of any other remedy prior to or concurrently with trustee's sale proceedings or proceedings to enforce the lien of this Indenture upon the Trust Estate, the security hereby provided for would, despite the foregoing provisions of this Section, be surrendered, impaired, waived or lost, the Trustee shall have no power to commence such action at law or to exercise such power or remedy; but in case any statute now in force providing in terms or effect that the commencement of an action to recover a debt secured by mortgage shall be deemed a waiver of the security thereof, or prohibiting the exercise of any other remedy prior to or concurrently with trustee's sale proceedings or proceedings to enforce the lien of a mortgage upon the premises mortgaged, or any statute which now impairs or suspends the virtue of the foregoing provisions of this Section and of which the Authority might take advantage, despite the said provisions, shall hereafter be repealed or cease to be in force, such statute shall not be deemed to have become or to be a part of the contract contained in this Indenture.

     Section 10.19 RIGHTS OF TRUSTEE IN RECEIVERSHIP PROCEEDINGS, ETC. In the event of any receivership, insolvency, reorganization or bankruptcy proceedings affecting the Authority or the Trust Estate, the Trustee, without prejudice to or waiver of the lien and security of this Indenture or of any right conferred hereby, shall be entitled, without being the Holder of any Bonds, to file and prove a claim for the entire amount then due and payable by the Authority under this Indenture without regard to or deduction for the value of the Trust Estate or the security of this Indenture or for any amount which may thereafter be collected, received or



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realized by the Trustee from the Trust Estate or any part thereof, and the
Trustee is hereby appointed the agent and attorney of the Holders of all Bonds outstanding hereunder for such purpose.

     Section 10.20  RIGHTS OF BONDHOLDERS TO CONTROL PROCEEDINGS BY TRUSTEE.
The Holders of a majority in aggregate principal amount of the Bonds at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, under this Indenture. In the event that the Trustee, upon the happening of an Event of Default, shall have taken some action, by judicial proceedings or otherwise, pursuant to its duties hereunder, whether upon its own discretion or upon the request of the Credit Enhancement Provider and the Holders of the above-specified principal amount of Bonds then outstanding, it shall have full power, in the exercise of its discretion for the best interests of the Credit Enhancement Provider or the Holders of the Bonds, with respect to the continuance, discontinuance, withdrawal, compromise, settlement or other disposal of such action; provided, however, that the Trustee shall not, unless there no longer continues an event of default hereunder, discontinue, withdraw, compromise, settle or otherwise dispose of any litigation pending at law or in equity, if at the time there has been filed with it a written request signed by the Credit Enhancement Provider or the Holders of at least a majority in aggregate principal amount of the Bonds at the time outstanding opposing such discontinuance, withdrawal, compromise, settlement or other disposal of such litigation.

     Section 10.21 LIMITATION ON BONDHOLDERS' RIGHT TO SUE. No Holder of any Bond issued hereunder shall have the right to institute any suit, action or proceeding at law or in equity, for the execution of any trust or power of this Indenture or for any other remedy under or upon this Indenture, unless (a) such Holder shall have previously given to the Trustee and the Credit Enhancement Provider written notice of the occurrence of an Event of Default hereunder; (b) the Holders of at least twenty-five per cent (25%) in aggregate principal amount of the Bonds then outstanding shall have made written request to the Trustee to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name; (c) such Holder or said Holders shall have tendered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and (d) the Trustee shall have refused or omitted to comply with such request for a period of thirty (30) days after such written request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.

     Such notification, request, tender of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any Holder of Bonds of any remedy hereunder; it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by his or their action to enforce any right under this Indenture, except in the manner herein provided, and that all proceedings at law or in equity to enforce any provision of this Indenture shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the Outstanding Bonds.



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     Section 10.22  ABSOLUTE OBLIGATION OF AUTHORITY.  Nothing in Section 10.21
or in any other provision of this Indenture or in the Bonds shall affect or impair the obligation of the Authority, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Bonds to the respective Holders of the Bonds at their respective dates of maturity or upon call for redemption as herein provided and at the place in such Bonds expressed.

     Section 10.23 WAIVER OF PERSONAL LIABILITY OF INDIVIDUALS. No recourse shall be had for the payment of the principal of or interest on the Bonds or for any claim based thereon or otherwise in respect thereof or based on or in respect of this Indenture or any indenture supplemental hereto, against any incorporator, member, director or officer, as such, past, present or future, of the Authority or of any predecessor or successor corporation, either directly or through the Authority or otherwise, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise; it being expressly understood that the Bonds and all obligations of the Authority under this Indenture are solely corporate obligations and that all such personal liability of such incorporators, members, directors and officers is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Bonds.

     Section 10.24 CREDIT ENHANCEMENT PROVIDER RIGHTS. The Credit Enhancement Provider shall have no right to direct, request, waive or consent to the exercise of any remedies under this Article X during any period that the Credit Enhancement Provider has continued to fail to perform in any material respect any covenant, or has breached any material representation or warranty, within the Credit Enhancement. The Trustee shall notify the Bondholders and Standard & Poor's Ratings Services of any such failure to perform by the Credit Enhancement Provider.

     Section 10.25 CREDIT ENHANCEMENT PROVIDER TO BE SUBROGATED TO RIGHTS OF HOLDERS. The Credit Enhancement Provider shall, to the extent amounts are due and payable to the Credit Enhancement Provider pursuant to the Reimbursement Agreement, become subrogated to the rights of Holders, and to evidence such subrogation, the Trustee shall note the Credit Enhancement Provider's rights as subrogee on the registration books maintained by the Trustee. The foregoing is subject to the limitations that the Credit Enhancement Provider shall be entitled to exercise its rights as a subrogee only when no Bonds are outstanding.



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                                   ARTICLE XI

                                   THE TRUSTEE

     Section 11.1 DUTIES, IMMUNITIES AND LIABILITIES OF TRUSTEE; REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee shall, prior to an Event of Default, and after the curing of all Events of Default which may have occurred, perform such duties and only such duties as are specifically set forth in this Indenture. The Trustee shall after an Event of Default and prior to the curing of such Event of Default use the same degree of care and skill in the exercise and use of the rights and remedies available to the Trustee, as a prudent person would exercise or use under the circumstances in the conduct of the affairs of others.

          (a) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action or its own grossly negligent failure to act, except that:

               (i) prior to an Event of Default hereunder and after the curing of all Events of Default which may have occurred:

                    (A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Deed of Trust, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and the Deed of Trust, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (B) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture (including without limitation the requirements of Section 6.1 hereof); and

               (ii) at all times, regardless of whether or not any Event of Default shall exist:

                    (A) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

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                    (B)  the Trustee shall not be liable with respect to any
               action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority (or other percentage provided for herein) in aggregate principal amount of the Bonds at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or power.

          (b) In connection with the acceptance of its duties hereunder, the Trustee makes the following representations and warranties:

                    (i) DUE ORGANIZATION, VALID EXISTENCE. The Trustee is duly organized and validly existing as a national banking association with corporate trust powers.

                    (ii) POWER AND AUTHORITY.  The Trustee has full power and
               authority to carry on its business as now being conducted and to enter into this Indenture and accept the trusts imposed upon it hereby.

                    (iii) EXECUTION AND DELIVERY.  This Indenture has been duly executed and delivered by the Trustee.

                    (iv) ENFORCEABILITY.  This Indenture constitutes the valid, legal, binding and enforceable obligation of the Trustee (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally) without offset, defense, or counterclaim.

                    (v) NO CONFLICT. The execution, delivery and performance of this Indenture by the Trustee will not cause or constitute (with due notice or lapse of time or both) a default under or conflict with the Trustee's organizational documents or other agreements by which the Trustee is bound or otherwise materially or adversely affect performance of the Trustee's duties.

                    (vi) NO VIOLATION OF LAWS.  The execution, delivery and
               performance of this Indenture by the Trustee will not violate any law, regulation, order or decree of any governmental authority.

                    (vii) CONSENTS OBTAINED.  All consents, approvals,
               authorizations, orders or filings of or with any court or governmental

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               agency or body, if any, required for the execution, delivery and performance of this Indenture by the Trustee have been obtained or made.

                    (viii) NO LITIGATION. There is no pending action, suit or proceeding, arbitration or governmental investigation against the Trustee an adverse outcome of which would materially affect the Trustee's performance under this Indenture.

     Section 11.2 RIGHT OF TRUSTEE TO RELY UPON DOCUMENTS, ETC. Except as otherwise provided in Section 11.1:

          (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any notice, request, direction, election, order or demand of the Authority mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Authority by its President and by its Secretary or an Assistant Secretary or its Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the District may be evidenced to the Trustee by a Certified Resolution;

          (c) the Trustee may consult with counsel (who may be counsel for the Authority) and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel; and

          (d) whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a Certificate of the Authority; and such Certificate of the Authority shall, in the absence of negligence or bad faith on the part of the Trustee, be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof.

     Section 11.3   TRUSTEE NOT RESPONSIBLE FOR RECITALS; REFUSAL TO PERFORM.

          (a) The recitals contained herein and in the Bonds shall be taken as the statements of the Authority, and the Trustee assumes no responsibility for the correctness of the same. The Trustee shall not be accountable for the use or application by the Authority of any of the Bonds authenticated or delivered hereunder or of the proceeds of such Bonds.

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          (b)  The Trustee may refuse to perform any duty or exercise any right or power unless and until it receives indemnity reasonably satisfactory to it against any loss, liability or expense but the Trustee may not require indemnity as a condition to declaring the principal of, premium, if any, and interest on the Bonds to be due immediately under Section 10.01. The permissive right of the Trustee to do things enumerated under this Indenture shall not be construed as a duty of the Trustee.

     Section 11.4 RIGHT OF TRUSTEE TO ACQUIRE BONDS. Subject to the limitations of any applicable law, the Trustee and its officers and directors may acquire and hold, or become the pledgee of, Bonds and otherwise deal with the Authority in the manner and to the same extent and with like effect as though it were not Trustee hereunder.

     Section 11.5 MONEYS RECEIVED BY TRUSTEE TO BE HELD IN TRUST. Subject to the provisions of Section 13.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from other funds to the extent required by law or by this Indenture. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Authority to pay thereon. All accounts held or maintained under this Indenture shall be Eligible Accounts.

     Each Eligible Account shall be a separate and identifiable account from all other funds held by the Trustee. All Eligible Accounts must be established and maintained in the name of the Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders. The Trustee shall possess all right, title and interest in all funds on deposit from time in each account and in all proceeds thereof. Each account herein created shall be under the sole dominion and control of the Trustee for the benefit of the Holders, and shall contain only funds held for their benefit. The Trustee shall have no right of set-off or banker's lien against, and no right to otherwise deduct from any funds held in the account for any amount owed it by the Authority, any Holder, or the Credit Enhancement Provider.

     Section 11.6 COMPENSATION AND INDEMNIFICATION OF TRUSTEE. The Authority covenants to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Authority will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith. If any property, other than cash, shall at any time be held by the Trustee subject to this Indenture, or any Supplemental Indenture, as security for the Bonds, the Trustee, if and to the extent authorized by a receivership, bankruptcy or other court of competent jurisdiction or by the instrument subjecting such property to the provisions of this Indenture as such security for

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the Bonds, shall be entitled, but shall have no duty or obligation, to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Authority also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability, expense or advance incurred or made without gross negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expense of defending itself against any claim of liability in the premises. The obligations of the Authority under this Section to compensate the Trustee for services and to pay or reimburse the Trustee for expenses, disbursements, liabilities and advances shall constitute additional indebtedness hereunder and shall survive the discharge of this Indenture or the resignation or removal of the Trustee. Such additional indebtedness shall have priority over the Bonds in respect of all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee for the benefit of the Holders of particular Bonds. The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable. The Trustee shall not be entitled to any payment of fees, expenses, charges or compensation from payments under the Credit Enhancement. All costs, expenses, fees and other charges of the Trustee and compensation due to the Trustee not paid when due shall bear interest at the base rate most recently quoted by the Trustee plus two percent (2%) per annum or, if less, the maximum rate allowed by any applicable usury law.

     Section 11.7 QUALIFICATIONS OF TRUSTEE. There shall at all times be a trustee hereunder which shall,be a corporation or national banking association organized and doing business under the laws of the United States of America or the State of Colorado, authorized under such laws to exercise corporate trust powers, having a combined capital, exclusive of borrowed capital, and a surplus of at least seventy-five million dollars ($75,000,000), and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.8. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

     Section 11.8 RESIGNATION AND REMOVAL OF TRUSTEE AND APPOINTMENT OF SUCCESSOR TRUSTEE.

          (a) The Trustee may at any time resign by giving written notice to the Authority, the Credit Enhancement Provider and the Bondholders of such resignation by mail. Upon receiving such notice of resignation, the Authority shall promptly appoint a successor

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trustee by an instrument in writing executed by order of the governing board of the Authority. If no successor trustee shall have been so appointed and have accepted appointment within thirty days after the publication of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Bondholder who has been a bona fide Holder of a Bond for at least six months (or so long as such Bonds have been outstanding if less than six months) may, on behalf of himself and others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b)  In case at any time any of the following shall occur:

               (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 11.7 and shall fail to resign after Written Request therefor by the Authority or by any Bondholder who has been a bona fide Holder of a Bond for at least six months (or so long as such Bonds have been outstanding if less than six months), or

               (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Authority may remove the Trustee and appoint a successor trustee by an instrument in writing executed by order of the District, or any such Bondholder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The Credit Enhancement Provider or the Holders of sixty percent (60%) or more in aggregate principal amount of the Bonds at the time outstanding may at any time remove the Trustee and appoint a successor trustee by an instrument or concurrent instruments in writing signed by the Credit Enhancement Provider or such Bondholders.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall only become effective upon acceptance of appointment by the successor trustee as provided in Section 11.9.

     Section 11.9 ACCEPTANCE OF TRUST BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 11.8 shall execute, acknowledge and deliver to the Authority and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor in the trusts hereunder, with like

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

effect as if originally named as Trustee herein; but, nevertheless, on the Written Request of the Authority or the request of the successor trustee, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trusts herein expressed, all the rights, powers and trusts of the trustee so ceasing to act. Upon request of any such successor trustee, the Authority shall execute any and all instruments in writing necessary or desirable for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers, and duties. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure the amounts due it as compensation, reimbursement, expense and indemnity afforded to it by Section
11.6. Each trustee being replaced shall transfer all monies and securities it holds to the successor trustee.

     No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provision of Section 11.7.

     Upon acceptance of appointment by a successor trustee as provided in this Section, the Authority shall publish notice of the succession of such trustee to the trusts hereunder at least once in a Financial Newspaper or Journal. If the Authority fails to publish such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be published at the expense of the Authority.

     Section 11.10 MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such successor trustee shall be eligible under the provisions of
Section 11.7.

     Section 11.11 RECORDS OF TRUSTEE. The Trustee shall retain all financial statements furnished to it by the Authority pursuant to Section 9.2, so long as any of the Bonds shall be outstanding.

     Section 11.12 REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each February 15 beginning with the February 15 following the date of this Indenture, and for so long as Bonds remain outstanding, the Trustee shall mail to the Holders of the Bonds a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders of Bonds shall be mailed to the Authority and filed with the SEC and each stock exchange on which the Bonds are listed in accordance with TIA Section 313(d). The Authority shall promptly notify the Trustee when the Bonds are listed on any stock exchange.

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     Section 11.13  TRUSTEE DISCLAIMER.

          (a) The acceptance by the Trustee of its duties as Trustee under this Indenture is subject to the following terms and conditions, which all parties to this Indenture hereby agrees shall govern and control with respect to the rights, duties and liabilities of Trustee.

          (b) The Trustee is not a party to and is not bound by any agreement between any one or more of the parties hereto, except this Indenture, unless otherwise expressly stated herein.

         (c) The duties of the Trustee hereunder are only such as are herein specifically provided, being purely ministerial in nature, and it shall have no responsibility in respect of any of the Trust Estate other than faithfully to follow the instructions herein contained.

          (d) The Trustee acts hereunder as a depository. All deposits are warranted by the depositor to be valid deposits. The Trustee is not responsible for or liable in any manner whatsoever for the sufficiency, correctness, genuineness and validity of any security, document, or other item, which is a part of the Trust Estate or for any claim or action by any person, firm, corporation or trustee concerning the right or power of any depositor to make any transfer or the validity of the transfer of any part of the Trust Estate to the Trustee.

          (e) The Trustee shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document which the Trustee in good faith believes to be genuine.

          (f) The Trustee shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence, bad faith or willful misconduct.

          (g) The Trustee is authorized to and may consult with, and obtain advice from, legal counsel in the event any dispute, conflict or question arises as to the construction of any of the provisions hereof or its duties hereunder. The Trustee shall be reimbursed from the Trust Estate held by it for all costs so incurred and shall incur no liability and shall be fully protected for acting in good faith in accordance with the opinion and instructions of such counsel.

          (h) The Trustee may, but shall not be required to, defend itself in any legal proceedings which may be instituted against it or it may, but shall not be required to, institute legal proceedings in respect of the Trust Estate, or any part thereof. The Trustee shall be indemnified and held harmless against the cost and expense of any such defenses or action, including, without limitation, legal fees incurred in any said action.

          (i) The Trustee shall make payment to or for, or deliver documents to, any party only if in its judgment such payment or delivery may be made under the terms of this

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

Indenture without its incurring any liability. If conflicting demands not expressly provided for in this Indenture are made or notices served upon the Trustee with respect to its actions or omission under this Indenture, the parties hereto agree that the Trustee shall have the absolute right to elect to do either or both of the following: (i) withhold and stop all future actions or omissions on its part under this Agreement, or (ii) file a suit in interpleader or for instructions or for a declaratory judgment for other relief and obtain an order from the proper court requiring the parties to litigate in such court their conflicting claims and demands. In the event any such action is taken, the Trustee shall be fully released and discharged from all obligations to perform any duties or obligations imposed upon it by this Indenture unless and until otherwise ordered by the court; and the parties jointly and severally agree that the Trust Estate may be used to pay all costs, expenses, and reasonable attorney's fees expended or incurred by the Trustee in connection therewith and promise to pay all such amounts and agree that the costs in fact incurred shall be fixed by the Trustee and a judgment thereof shall be rendered by the court in such suit.

         (j) In the event that a sale of any or all of the Trust Estate is necessary or required under the terms of this Indenture, the Trustee agrees to use its best efforts to effect such a sale at a reasonable price. The parties hereto agree that the acceptance by the Trustee of an offer or offers to purchase any or all of the Trust Estate shall be binding and conclusive upon the parties hereto. The Trustee shall not be liable for the exercise of its judgment in accepting or rejecting any sale or sales consideration. The Trustee shall not be liable for any failure to receive any offer or offers from the public, or from the parties hereto, to purchase all or such part of the Trust Estate as may be offered for sale by the Trustee provided that the Trustee shall have made reasonable efforts to obtain such an offer or offers. All expenses and obligations incurred in connection with any sale of any or all of the Trust Estate shall be charged against the proceeds and the surplus, if any, shall be delivered to the distributees under this Indenture.

          (k) The parties hereto grant to the Trustee a security interest in and to all of the Trust Estate and all proceeds, including the right of setoff, to secure it against any and all costs, expenses and fees arising hereunder. All fees of the Trustee will be borne by the Authority.

          (l) All notices, requests, demands or other communications authorized or required to be given by any party pursuant to this Indenture shall be given in writing to all parties, and shall be deemed to have been sufficiently given on the date mailed by certified mail, return receipt requested, or delivered:

               If to the Trustee at:

               SouthTrust Bank of Alabama, National Association
               Corporate Trust Department
               P.O. Box 2554
               Birmingham, Alabama  35290

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

               If to the Authority at:

               Stanford Place III, Suite 902
               4582 South Ulster Street Parkway
               Denver, Colorado 80237
               Attn:  C. Roger Addlesperger

          (m) A copy of any notice to Bondholders (other than notice with respect to mandatory sinking fund redemption) shall also be given, in like manner, to Standard & Poor's Ratings Services, so long as it is providing a rating on the Bonds, as follows:

               Standard and Poor's Ratings Services
               25 Broadway
               New York, New York 10004
               Attn:  Public Finance Group

     Section 11.14 APPOINTMENT OF CO-TRUSTEE. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State of Colorado) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of exercise of rights under this Indenture or in case of litigation under this Indenture and in particular in case of the enforcement thereof upon an Event of Default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the Trust Estate as herein granted, or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section are adapted to those ends.

     In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them; provided, however, that no co-trustee shall be liable by reason of any act or omission of any other such co-trustee.

     Should any instrument in writing from the Authority be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Authority. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such

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

separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new co-trustee or successor to such separate or co-trustee.

     Section 11.15 ELIGIBLE INSTITUTIONS. The Trustee hereby represents that it is an Eligible Institution. Every successor trustee or co-trustee which shall hold any account under this Indenture shall be an Eligible Institution.

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                                   ARTICLE XII

                            MODIFICATION OF INDENTURE

     Section 12.1 MODIFICATION WITHOUT CONSENT OF BONDHOLDERS. The Authority, when authorized by resolution of the District, and the Trustee, from time to time and at any time, but with the consent of the Credit Enhancement Provider (so long as the Credit Enhancement Provider is not in default under the Credit Enhancement), subject to the conditions and restrictions in this Indenture contained, may enter into an indenture or indentures supplemental hereto, which indenture or indentures thereafter shall form a part hereof, for any one or more or all of the following purposes:

          (a) to add to the covenants and agreements of the Authority in this Indenture contained, other covenants and agreements thereafter to be observed, or to surrender any right or power herein reserved to or conferred upon the Authority, provided, that no such covenant, agreement or surrender shall adversely affect the interests of the Holders of the Bonds;

          (b) to evidence the succession of another corporation to the Authority, or successive successions, and the assumption by a successor corporation of the covenants and obligations of the Authority in the Bonds and in this Indenture contained;

          (c) to make such provisions for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in this Indenture, or in regard to other matters or questions arising under this Indenture, as the Authority may deem necessary or desirable and not inconsistent with this Indenture and which shall not materially adversely affect the interests of the Holders of the Bonds; or

          (d) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the TIA or any similar federal statute hereafter in effect, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by the TIA or similar federal statute, and which shall not materially adversely affect the interests of the Holders of the Bonds.

     Any Supplemental Indenture authorized by the provisions of this Section may be executed by the Authority and the Trustee without the consent of the Holders of any of the Bonds at the time outstanding, notwithstanding any of the provisions of Section 12.2, but the Trustee shall not be obligated to enter into any such Supplemental Indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 12.2 MODIFICATION WITH CONSENT OF BONDHOLDERS. With the consent (evidenced as provided in Section 14.6) of the Credit Enhancement Provider (so long as the Credit Enhancement Provider is not in default under the Credit Enhancement) and the Holders of not less than sixty per cent (60%) in aggregate principal amount of the Bonds at the time



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

Outstanding, the Authority, when authorized by a resolution of the District, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any Supplemental Indenture; provided, however, that no such Supplemental Indenture shall (1) extend the fixed maturities of the Bonds or reduce the rate of interest thereon or extend the time of payment of interest, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the Holder of each Bond so affected, or (2) reduce the aforesaid percentage of Holders of Bonds whose consent is required for the execution of any such Supplemental Indenture, or permit the creation of any lien on the Trust Estate prior to or on a parity with the lien of this Indenture (except as expressly permitted by Section 3.6) or deprive the Holders of the Bonds of the lien created by this Indenture upon the Trust Estate, without the consent of the Holders of all of the Bonds then Outstanding and the Credit Enhancement Provider. Upon receipt by the Trustee of a Certified Resolution authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of the Credit Enhancement Provider and Bondholders, as aforesaid, the Trustee shall join with the Authority in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

     It shall not be necessary for the consent of the Bondholders under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Authority and the Trustee of any Supplemental Indenture pursuant to the provisions of this Section, the Authority shall publish a notice, setting forth in general terms the substance of such Supplemental Indenture, at least once in a Financial Newspaper or Journal. Any failure of the Authority to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

     Section 12.3 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any Supplemental Indenture pursuant to the provisions of this Article this Indenture shall be and be deemed to be modified and amended in accordance therewith and respective rights, duties and obligations under this Indenture of the Authority, the Trustee and all Holders of outstanding Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendment, and all the terms and conditions of any such Supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes. Every amendment or supplement to this Indenture or the Bonds shall be set forth in an amended or supplemented Indenture that complies with the TIA as then in effect.

     Section 12.4 OPINION OF COUNSEL AS TO SUPPLEMENTAL INDENTURE. Subject to the provision of Section 11.1, the Trustee may receive an Opinion of Counsel as conclusive evidence that any Supplemental Indenture executed pursuant to the provision of this Article complies with the requirements of this Article.



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

     Section 12.5 NOTATION OF MODIFICATION ON BONDS: PREPARATION OF NEW BONDS. Bonds authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this Article may bear a notation, in form approved by the Trustee, as to any matter provided for in such Supplemental Indenture, and if such Supplemental Indenture shall so provide, new Bonds, so modified as to conform, in the opinion of the Trustee and the District, to any modification of this Indenture contained in any such Supplemental Indenture, may be prepared by the Authority, authenticated by the Trustee and delivered without cost to the Holders of the Bonds then Outstanding, upon surrender for cancellation of such Bonds, in equal aggregate principal amounts.

     Section 12.6 AMENDMENTS TO OPERATING AGREEMENT AND INTERGOVERNMENTAL AGREEMENT. The Operating Agreement and the Intergovernmental Agreement may be amended only with the consent of the Trustee and the Credit Enhancement Provider (so long as the Credit Enhancement Provider is not in default under the Credit Enhancement). The Trustee shall consent to such amendments on the same basis as it consents to amendments to this Indenture.









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

                                  ARTICLE XIII

                                   DEFEASANCE

     Section 13.1 DISCHARGE OF THIS INDENTURE. When all Bonds secured hereby shall be paid in accordance with their terms (or payment of such Bonds has been provided for in the manner set forth in the following paragraph) together with all other sums payable hereunder, including, inter alia, amounts due and payable to the Trustee, then this Indenture and the Trust Estate and all rights granted hereunder (except for any provisions which may continue to apply as described in the next paragraph) shall thereupon cease, terminate and become void and be discharged and satisfied. In such event the Trustee shall assign and transfer to the Authority (or to the Credit Enhancement Provider if amounts are then due under the Reimbursement Agreement or the Deed of Trust) all property then held by the Trustee hereunder and shall execute such documents as may be reasonably required by the Authority (or by the Credit Enhancement Provider if amounts are then due under the Reimbursement Agreement or the Deed of Trust) or shall turn over to the Authority (or to the Credit Enhancement Provider if amounts are then due under the Reimbursement Agreement or the Deed of Trust) any surplus in any fund, except the Rebate Fund.

     Payment of any outstanding Bond prior to the maturity or redemption date thereof shall be deemed to have been provided for within the meaning and with the effect expressed in this Section if (i) in case said Bond is to be redeemed on any date prior to its maturity, the Authority shall have given to the Trustee in form satisfactory to it irrevocable instructions to give on a date in accordance with the provisions of notice of redemption of such Bond on said redemption date, (ii) there shall have been deposited with the Trustee either Available Moneys in an amount which shall be sufficient or noncallable Federal Securities the principal of and the interest on which when due, and without any reinvestment thereof, will provide moneys which, together with the Available Moneys, if any, deposited with or held by the Trustee at the same time and available therefor, shall be sufficient, as verified by an Accountant's report, to pay when due the principal of, premium, if any, and interest due and to become due on said Bond on and prior to the redemption date or maturity date thereof, as the case may be, (iii) the Trustee shall have a valid first priority security interest in such Federal Securities and all proceeds thereof and distributions thereon and such Federal Securities shall be in the name of the Trustee for the benefit of the Holders, (iv) the Trustee shall have received an opinion of counsel to the effect that (1) the Federal Securities have been duly and validly assigned and delivered to the Trustee for the benefit of the Holders, and (2) the security interest of the Trustee for the benefit of the Holders is a first priority security interest perfected to the extent perfection is permissible under the laws of the state where the collateral is located, (v) the Trustee will receive an opinion of bond counsel to the effect that defeasance in accordance with the provisions of this Article XIII shall not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes, (vi) the Trustee shall have received written confirmation from the Rating Agency that the defeasance will not result in a down grade, withdrawal or qualification of the ratings then assigned to the Bonds, and (vii) in the event said Bond is not by its terms subject to redemption within the next 35 days, the Authority shall have given the Trustee in form



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satisfactory to it irrevocable instructions to give, as soon as practicable in the same manner as the notice of redemption is given pursuant hereto, a notice to the Registered Owner of such Bond that the deposit required by (ii) above has been made with the Trustee and that payment of said Bond has been provided for in accordance with this Section and stating such maturity or redemption date upon which moneys are to be available for the payment of the principal of and interest on said Bond. Neither such securities nor moneys deposited with the Trustee pursuant to this Section or principal or interest payments on any such securities shall be withdrawn or used for any purpose other than the payment of the principal of, premium, if any, and interest on the Bonds, but shall be held in trust for such payment; provided any cash received from such principal or interest payments on such securities deposited with the Trustee, if not then needed for such purpose, shall, to the extent practicable, be reinvested in noncallable Federal Securities maturing at times and in amounts sufficient to pay when due the principal of and interest to become due on such Bonds on or prior to such redemption date or maturity date thereof, as the case may be. At such time as payment of a Bond has been provided for as aforesaid, such Bond shall no longer be secured by or entitled to the benefits of this Indenture, except for the purpose of any payment from such moneys or securities deposited with the Trustee and except for the provisions of this Indenture set forth in the second paragraph of this Section 13.1.

     The release of the obligations of the Authority under this Section shall be without prejudice to the right of the Trustee to be paid reasonable compensation for all services rendered by it hereunder and all its reasonable expenses, charges and other disbursements incurred on or about the administration of the trust hereby created and the performance of its powers and duties hereunder.

     Section 13.2 DISCHARGE OF LIABILITY ON BONDS. Upon the deposit with the Trustee, in trust, at or before maturity, of money or Federal Securities in the necessary amount to pay or redeem outstanding Bonds (whether upon or prior to their maturity or the redemption date of such Bonds), provided that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article VIII provided or provision satisfactory to the Trustee shall have been made for the giving of such notice, all liability of the Authority in respect of such Bonds shall cease, determine and be completely discharged and the Holders thereof shall thereafter be entitled only to payment out of the money or Federal Securities deposited with the Trustee as aforesaid for their payment, subject, however, to the provisions of Section 13.3.

     Section 13.3 PAYMENT OF BONDS AFTER DISCHARGE OF INDENTURE. Notwithstanding any provisions of this Indenture, any moneys deposited with the Trustee in trust for the payment of the principal of, or interest or premium on, any Bonds and remaining unclaimed for two years after the principal of or interest on all the outstanding Bonds has become due and payable (whether at maturity or upon call for redemption or by declaration as provided in this Indenture) shall then be repaid to the Authority, and the Holders of such Bonds shall thereafter be entitled to look only to the Authority for payment thereof, and all liability of the Trustee with respect to such moneys shall thereupon cease; provided, however, that before the repayment of such moneys to the Authority as aforesaid, the Trustee or Paying Agent, as the case may be, shall



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(at the cost of the Authority) first publish at least once in a Financial
Newspaper or Journal, a notice, in such form as may be deemed appropriate by the Trustee in respect of the Bonds so payable and not presented and in respect of the provisions relating to the repayment to the Authority of the moneys held for the payment thereof. In the event of the repayment of any such moneys to the Authority as aforesaid, the Holders of the Bonds in respect of which such moneys were deposited shall thereafter be deemed to be unsecured creditors of the Authority for amounts equivalent to the respective amounts deposited for the payment of such Bonds and so repaid to the Authority (without interest thereon).

     Section 13.4   RIGHTS OF THE DISTRICT.

          (a) The Authority covenants and agrees that all activities of the Authority shall be undertaken for the benefit of the District. Upon termination of this Indenture and discharge of the obligations of the Authority, the District shall be entitled to acquire title to the Property without cost.

          (b) The District is hereby granted the right to obtain, at any time, unencumbered fee title and exclusive possession of the Property, and any additions to the Property by (1) placing into escrow an amount that will be sufficient to defease such obligations in accordance with the requirements of
Section 13.1 hereof, and the other requirements of Section 13.1 have been satisfied, (2) paying reasonable costs incident to the defeasance, (3) paying any amount then due by the Authority to the Credit Enhancement Provider pursuant to the Reimbursement Agreement and the Deed of Trust, and (4) paying or defeasing any obligation issued or incurred pursuant to Section 3.6 hereof. The District, at any time before its defeases such obligations, shall not agree or otherwise be obligated to convey any interest in the Project to any person (including the United States of America or its agencies or instrumentalities) for any period extending beyond or beginning after the District defeases such obligations. In addition, the District shall not agree or otherwise be obligated to convey a fee interest in the Project to any person who was a user thereof (or a related person) before the defeasance within 90 days after the District defeases such obligations.

          (c) The Authority shall immediately cancel all encumbrances on the Project, including all leases and management agreements. Any lease, management contract, or similar encumbrance on the Project will be considered immediately cancelled if the lessee, management company, or other user vacates the Project within a reasonable time, generally not to exceed 90 days, after the date the District exercises its rights under paragraph (b) above.

          (d) In addition to the foregoing, if the Authority defaults in its payments under obligations described in Section 13.4(b) above, the District is hereby granted an exclusive option to purchase the Project for the amount of the outstanding indebtedness and accrued interest to the date of default. The Trustee shall provide notice to the District of any Event of Default within 30 days of the occurrence thereof. The District shall have (a) 90 days from the date it is notified by the Trustee of the default in which to exercise the option (which shall be exercised



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

by giving written notice of such exercise to the Trustee and the Authority), and (b) 90 days from the date it exercises the option to purchase the Property.

          (e) Unencumbered fee title to the Project and any additions thereto and exclusive possession and use thereof will vest in the District without demand or further action on its part when all obligations described in Section 13.4(b) above (including the Bonds) are discharged. For purposes of this paragraph (e), such obligations will be discharged when (i) cash is available at the place of payment on the date that the obligations are due (whether at maturity or upon call for redemption) and (ii) interest ceases to accrue on the obligations. All leases, management contracts and similar encumbrances on the Project shall terminate upon discharge of said obligations. Encumbrances that do not significantly interfere with the enjoyment of such property, such as most easements granted to utility companies, are not considered encumbrances for this
Section 13.4.









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

                                   ARTICLE XIV

                                  MISCELLANEOUS

     Section 14.1 SUCCESSORS OF AUTHORITY. All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the Authority, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

     Section 14.2 LIMITATION OF RIGHTS TO PARTIES AND BONDHOLDERS. Nothing in this Indenture or in the Bonds expressed or implied is intended or shall be construed to give to any person other than the Authority, the Trustee, the Credit Enhancement Provider and the Holders of the Bonds issued hereunder, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Authority, the Trustee, the Credit Enhancement Provider and the Holders of the Bonds issued hereunder.

     Section 14.3 WAIVER OF NOTICE. Whenever in this Indenture the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     Section 14.4 DESTRUCTION OF BONDS. Whenever in this Indenture provision is made for the cancellation by the Trustee and the delivery to the Authority of any Bonds, the Trustee may, in lieu of such cancellation and delivery, destroy such Bonds and deliver a certificate of the destruction to the Authority.

     Section 14.5 SEVERABILITY OF INVALID PROVISIONS. In case any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, but this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

     Section 14.6 EVIDENCE OF RIGHTS OF BONDHOLDERS. (a) Any request, consent or other instrument required by this Indenture to be signed and executed by Bondholders may be in any number of concurrent writings of substantially similar tenor and may be signed or executed by such Bondholders in person or by agent or agents duly appointed in writing. Proof of the execution of any such request, consent or other instrument or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee and of the Authority if made in the manner provided in this Section.

          (b) The fact and date of the execution by any person of any such request, consent or other instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the person signing such request, consent or other instrument acknowledged to him the execution thereof.

     The ownership of Bonds shall be proved by the register of such Bonds. Any request, consent or vote of the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Authority in pursuance of such request, consent or vote.

          (c) In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture, Bonds which are owned by the Authority, or by any other obligor on the Bonds, or by any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Authority or any other obligor on the Bonds, shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided, that, for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this subsection (c) if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Bonds and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Authority or any other obligor on the Bonds.
In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

          (d) In lieu of obtaining any demand, request, direction, consent or waiver in writing, the Trustee may call and hold a meeting of Bondholders upon such notice and in accordance with such rules and regulations as the Trustee considers fair and reasonable for the purpose of obtaining any such action.

     Section 14.7 CONTINUING DISCLOSURE. The Authority shall undertake, pursuant to the Continuing Disclosure Agreement, to provide certain financial information and operating data and notices of material events as described in the Continuing Disclosure Agreement. Any failure by the Authority to comply with the provisions of the Continuing Disclosing Agreement shall not be deemed an Event of Default hereunder, and the sole remedy under the Continuing Disclosure Agreement in the event of any such failure by the Authority to comply with the provisions of the Continuing Disclosure Agreement shall be an action to compel performance.

     Section 14.8 ARTICLE AND SECTION HEADINGS. The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Indenture.

     All references herein to "Articles", "Section" and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture; and the words "herein",



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

"hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section of subdivision hereof.

     Section 14.9 EXECUTION IN SEVERAL COUNTERPARTS. This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the Authority and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

     Section 14.10 TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the duties imposed by TIA Section 318(c) shall control.



                   [Balance of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Castle Rock Ranch Public Improvements Authority has caused this Indenture to be signed in its corporate name by its President and attested by its Secretary and SouthTrust Bank of Alabama, National Association, in token of its acceptance of the trusts created hereunder, has caused this Indenture to be signed and attested in its corporate name by its authorized officer, all as of the day and year first above written.

                                       CASTLE ROCK RANCH PUBLIC
                                       IMPROVEMENTS AUTHORITY
(SEAL)


Attest:                                By:  /s/ C. (Illegible)
                                           ------------------------------------
                                               President

(Illegible)
--------------------------
Secretary




                                       SOUTHTRUST BANK OF ALABAMA,
                                       NATIONAL ASSOCIATION

                                       By:  (Illegible)
                                           ----------------------------------
                                           Authorized Officer





                     [Signature page to Indenture of Trust]

EXHIBIT A

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF BONDS

Re:  Castle Rock Ranch Public Improvements Authority,
     Public Facilities Revenue Bonds

     This Certificate relates to $____________ principal amount of Bonds held in
* _________ book-entry or *_____________ definitive form by _______________ (the
"Transferor").

The Transferor*:

     / / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Book-Entry Bond held by the Depository a Bond or Bonds in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Book-Entry Bond (or the portion thereof indicated above); or

     / / has requested the Trustee by written order to exchange or register the transfer of a Bond or Bonds.

     In connection with such request and in respect of each such Bond, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Bonds and as provided in such Indenture, the transfer of this Bond does not require registration under the Securities Act (as defined below) because:*

     / / Such Bond is being acquired for the Transferor's own account, without transfer (in satisfaction of Section _________ or Section ____________ of the Indenture).

     / / Such Bond is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section ___________, Section ___________ or Section __________ of the Indenture) or
pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section __________ or Section _________ of the Indenture.)






----------------------
*Check applicable box.

     / / Such Bond is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section ________ or Section ______ of the Indenture).

     / / Such Bond is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section ________ or Section ________ of the Indenture).

                                       [INSERT NAME OF TRANSFEROR]


                                       By:
                                           ----------------------------------


Date:
      --------------------












----------------------
*Check applicable box.

                                   SCHEDULE I

     Fees of the Trustee payable pursuant to this Schedule I shall be $5,000 per year payable in equal monthly installments commencing March 1, 1998.